ZHONGKE BIOTEC AGRICULTURE (USA), INC.
		----------------------------------------------
                (Name of small business issuer in its charter)

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           NEVADA                          2870                   26-4113729
----------------------------   ----------------------------   -------------------
(State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)    Identification No.)
       Organization)



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                       ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                    FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD
                    HI-TECH ZONE, XI'AN P. R. CHINA 712100
                                  086 29-88331685
  (Address and telephone number of principal executive offices and principal place of business)

                              CHEN MIN, PRESIDENT
                      ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                    FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD
                       HI-TECH ZONE, XI'AN P. R. CHINA 712100
                                 (086) 29-88331685
           (Name, address and telephone number of agent for service)

                                  Copies to:
                             CHARLES BARKLEY, ESQ.
                         6201 FAIRVIEW ROAD, SUITE 200
                              CHARLOTTE, NC 28210
                                (704) 944-4290
                             (704) 944-4280 (FAX)

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.


If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	[ ]
Accelerated filer 		[ ]
Non-accelerated filer 		[ ] (Do not check if a smaller reporting company)
Smaller reporting company 	[X]




                        		CALCULATION OF REGISTRATION FEE

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TITLE OF EACH CLASS OF SECURITIES 		AMOUNT TO BE          PROPOSED              PROPOSED           	    AMOUNT OF
TO BE REGISTERED                               REGISTERED (1)	MAXIMUM OFFERING PRICE	MAXIMUM AGGREGATE	REGISTRATION FEE
                                                                   PER SECURITY (2)   	OFFERING PRICE (2)
---------------------------------	       --------------	----------------------	------------------	----------------
Shares of common stock, $0.001 par value	    2,979,021            $.10              $297,790           		 11.71
Total                                               2,979,021            $.10              $297,790            		 11.71


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(1)  The  registration  fee  for  the shares of the selling security holders is based upon a value of $.10. All shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The selling security holders are offering 2,979,021 of the shares, which we are registering. These shares will be sold at $.10 unless and until the shares are traded and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2009

                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.
                       2,979,021 SHARES OF COMMON STOCK

     This is a prospectus for the resale of up to 2,979,021 shares of our common stock, par value $0.001 per share, by the selling stockholders of Zhongke Biotec Agriculture (USA), Inc. identified in this prospectus under "Selling Securityholders"who are offering shares at a selling price of $.10 per share.

   These shares may be sold by the selling stockholders from time to time in the over-the-counter market, other national securities exchanges, or an automated interdealer quotation system on which our common stock is then traded or quoted, through negotiated transactions at negotiated prices or otherwise at market prices prevailing at the time of sale. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

   Our common stock is presently not traded on any market or securities exchange and we have not begun to take steps to make the shares available for trading. The sales price to the public is fixed at $.10 per share. After the shares are sold they may be traded on the NASD Over-The-Counter Bulletin Board. The Company is not able to apply for OTC Bulletin Board trading on its own. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering.

The shares of Common Stock offered from time to time by the selling security holders under this prospectus consist of2,979,021 shares exchanged in a private placement during 2008. All selling security holders are statutory underwriters.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering (currently estimated to be $57,530, but all selling and other expenses incurred by the selling stockholders will be borne by them. An arbitrary determination of the offering price increase the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value.

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This offering is limited to sale of securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the units.

   Until ________________, 2009 (60 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

   For investors outside the United States: Neither we nor any of the statutory underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO CAREFULLY CONSIDER THE ``RISK FACTORS'' BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.









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TABLE OF CONTENTS
Summary								3
   - Our Business						3
   - About this Offering					3
   - Corporate Information History				3
The Offering							4
Risk Factors							4
   - Risks related to our business and industry			4
   - Risks relating to our securities				7
Special note regarding forward looking statements		8
Where you can find more information				8
Use of Proceeds							9
Determination of Offering Price					9
Market for our Securities and Related stockholder matters	9
Management Discussion and Analysis and Plan of Operation	9
Business							21
Industry Overview						21
Patents and Intellectual Property				22
Competition							22
Regulation							23
Legal Proceedings						24
Directors, Executive Officers, Promoters, and Control Persons	25
Executive Compensation						27
Certain relationships and related transactions			27
Selling Stockholders						28
   - Selling Stockholder Table					29
Plan of distribution						30
Description of securities					31
Transfer Agent							33
Limitation of Liability and Indemnification			33
Legal Matters							33
Experts								33
Financial Information						33








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                            SUMMARY FINANCIAL DATA

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the years ending December 31, 2006 and 2007 and quarter ended September, 2008.

                                                             		     QUARTER ENDED
                                            YEARS ENDED DECEMBER 31,        SEPTEMBER, 2008
                                            2007               2006           (UNAUDITED)
					-----------	   -----------	    ---------------
STATEMENT OF OPERATIONS DATA:
R  Revenues                             $    14,932        $     2,391      $        25,518
OOperating expenses                         805,417            662,367              379,584
NNet loss                                  (768,052)          (641,221)            (352,683)
BBALANCE SHEET DATA:
TTotal cash and cash equivalents        $   352,887        $   876,477      $        24,230
TTotal assets                             1,319,308          1,301,805            1,118,714
StStockholders' equity                   (2,697,615)         1,907,653            3,238,308


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                                    SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Sweet Spot Games Inc., a Nevada corporation.


CORPORATE INFORMATION AND HISTORY

     We were founded in 2007 as Zhongke Biotec Agriculture (USA), Inc., a Nevada corporation on October 25, 2007. Our principal office is located at Fifth Floor, High-Tech Mansion, Gaoxin Road, Hi-Tech Zone, Xi'An P. R. China 712100. The Company's telephone number is 086 29-88331685. The CEO of the Company is Chen Min.


RECENT TRANSACTIONS


     In October, 2007 we established the Company for the purpose of effecting a reverse acquisition. A plan of merger between Success Mater and the Company was executed in July, 2008. Under the terms of the plan of merger, we acquired Success Mater by issuing 84,999,000 shares to a non-U. S. company under Regulation S. In exchange, we received 100% of the shares of Success Mater. Thereafter, Success Mater exchanged the shares held to their non-U. S.
shareholders, being the shareholders of Zhongke in the People's Republic of China. As a result of these transactions the business of Success Mater and its subsidiaries became the business of the Company. Upon the effectiveness of this registration certain of the shareholders will offer for resale certain of the shares issued by the Company in those transactions.

     We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Section 4(2) of the Securities Act and Regulation S promulgated thereunder, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

                                 THE OFFERING

THE OFFERING

   All selling securityholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters under the Securities Act of 1933. and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Common stock offered by the selling stockholders:

Shares of Common Stock, $0.001 par value	2,979,021 shares




Common stock outstanding                        86,000,000 shares (1)


Use of proceeds                       		We  will  receive none  of  the
						proceeds from the sale  of  the
						shares    by     the    selling
                                       		stockholders.

Risk Factors  					You  should  read  the  section
						titled       "Risk     Factors"
						beginning on page 11  as   well
						as other cautionary  statements
                				throughout   this    prospectus
						before investing in any  shares
						offered hereunder.

SELLING STOCKHOLDERS



     Under Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable on the occurrence of a stock split, stock dividend or other similar transaction.

                                 RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.


WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

We are a developmental stage company entering an unproven industry with limited resources. Although we have developed working prototypes of genetically modified seed, we have not established a market for our product. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our securities. From our inception to date, we have had no revenues. We may never be able to become profitable. You will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are unsuccessful.

An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.

OUT AUDITORS HAVE NOTED THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN

In the accompanying consolidated financial statements our auditors have included a footnote raising substantial doubt about our ability to operate as a going concern. We have experiences an accumulated deficit of $2,653,393at December 31, 2007. This includes losses from operations of $768,052 and $641,221 for the year ended December 31, 2007 and 2006 respectively. We also have a significant working capital deficiency of $2,809,166 and a shareholders deficiency of $2,697,615 at December 31, 2007. We may be forced to try to raise capital from external forces of substantially curtail or seize our current business activities. Financial markets have reported a serious downturn during 2008 which limits the opportunities for small developmental stage companies to obtain capital. There can be no assurance that capital will be available to the company on any terms at all. Even if the company locates sources of capital, the terms could be unattractive and could have a significant diluted effect on the company's existing shareholders

WE HAVE HAD NO REVENUES AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had no revenues. We have not achieved profitability and expect to continue to incur net losses throughout fiscal 2008 and subsequent fiscal periods. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

COMPETITION IN SEEDS AND AGRICULTURAL PRODUCT IS INTENSE AND DOMINATED BY MUCH LARGER, BETTER FINANCED COMPETITORS

Competition for seed and genetically modified seed is dominated on a worldwide basis by the Monsanto Company of Saint Louis, Missouri. The genetically modified seed segment of Monsanto is roughly a $1 Billion annual revenue enterprise and they routinely obtain patents or plant variety protections for various commercial hybrid seeds, germplasms and related products. While we believe that our genetically modified seed in a zero gravity environment will offer competitive advantages, we may be unable to successfully compete on price, marketing, availability, performance or related services. We currently do not have any protections for our hybrid seed and we may be unable to stand challenges for such protections should they occur


WE  MAY  BE UNABLE TO DEFEND CLAIMS AGAINST OUR INTELLECTUAL PROPERTY RIGHT AND
EVEN  A  SUCCESSFUL   DEFENSE  CAN  BE  EXTENSIVE  AND  MATERIALLY  EFFECT  OUR
PROFITABILITY OR ABILITY TO CONTINUE IN BUSINESS

In the event that we are able to successfully obtain intellectual property protections for our hybrid seeds and agricultural products, we may face legal challenges or unlawful infringement. The cost to defend intellectual property right can be prohibited and, even if successful, can have a material adverse effect on revenues and earnings. Id we are unable to successfully defend our intellectual property or if the costs to such defense are too burdensome, our ability to continue in business can be threatened. Further, pilfering, reverse or other engineering or technological advances could render our products obsolete or diluted unexpectedly. We expect the pace of technological advances in genetically modified and other hybrid seeds to accelerate. Further, we may experience difficulty licensing our technology in circumstances where the intellectual property rights are in question.


OUR HYBRID SEEDS CANDIDATES ARE BASED ON NEW AND UNPROVEN TECHNOLOGIES

Our hybrid seed candidates are in development based on new and unproven technology utilizing a zero gravity environment in combination with established processes of mutation. While we believe these technologies will yield substantial improvements in crops grown from our modified seeds, the current state of science in this area has many unanswered questions and we may be unable, with our limited resources, to successfully resolve issues that may arise.

OUR   INDUSTRY   IS  SUBJECT  TO  SUBSTANTIAL  REGULATION  FROM  A  VARIETY  OF
JURISDICTIONS AND IT MAY BE PROHIBITIVELY EXPENSIVE OR IMPOSSIBLE TO COMPLY WITH ALL REGULATORY REQUIREMENTS

The research, development, manufacture, sale and distribution of modified or hybrid seeds are subject to intense and expensive regulatory scrutiny. To commercialize our products we will need to obtain patents, or other plant protections including environmental, food and drug approvals, plant and planting approvals and other legislative or regulatory hurdles. In some instances approval will be required from multiple jurisdictions or multiple regulatory bodies even if we successfully obtain workable prototypes for our hybrid seeds, there is no assurance that we will be able to manage the financial and scientific resources needed to obtain and maintain regulatory approval.

Our hybrid seed and crops grown there from may be subject to commercial, governmental or public disapproval.

While we believe the regulatory hurdles necessary for the same and distribution of out hybrid seeds will sufficiently protect the interests of the public, we expect that serious issues may be raised from a number of interested parties of groups about the potential for harmful or adverse effects. Current issues involving colony collapse disorder in honey bees and other wild life concerns may implicate genetically modified or hybrid seeds and crops grown there from. We may not be able to predict the various complaints or arguments that may be raised with respect to our product specifically or the industry in general. There have been reports of outsiders devastating fields in the process of growing genetically modified products. To the extent that any wild life or public health concern becomes associated with our products or industry we would expect significant adverse consequences to our revenues and earnings which may make it difficult or impossible to continue our operations.



IF WE FAIL TO IMPLEMENT OUR COMMERCIALIZATION STRATEGY, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. Our future financial performance and success are dependent in large part upon our ability to implement our commercialization strategy successfully. We have not engaged third party consultants to identify potential clients for our technology. We may not be able to successfully implement our commercialization strategy with or without the involvement of third parties. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to successfully implement some or all of the initiatives of our business plan, our operating results may not improve to the extent we expect, or at all.

Implementation of our commercialization strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty achieving our strategic objectives. We may also decide to alter or discontinue certain aspects of our business strategy at any time. Any failure to successfully implement our business strategy may adversely affect our business, financial condition and results of operations and thus our ability to service our indebtedness, including our ability to make principal and interest payments on our indebtedness.

WE MAY HAVE INSUFFICIENT LIQUIDITY TO CONTINUE.

The Company will not receive any proceeds from the sale of common stock. We are devoting substantially all of our present efforts to establishing a new business and will need additional capital to continue implementing our business plan. We have generated no revenue. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business plans. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

OUR PRINCIPAL STOCKHOLDERS CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our 13 principal stockholders owns 54.8% of our common stock. As a result, they will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will also be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.


WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $50,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE  HAVE  NEVER  PAID  DIVIDENDS  ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE IS A RISK THAT AN  INVESTOR  IN OUR COMPANY WILL NEVER SEE A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently no trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

AN ARBITRARY DETERMINATION OF THE OFFERING PRICE INCREASES THE RISK THAT PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE
PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF US.

The offering price for the shares of $.10 was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all. Selling security holders are offering shares at a selling price of $.10 per share until a market for the shares is established and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should" and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements, Actual results may be materially different than those described in this prospectus. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to the Company, reference is made to the
Registration Statement. Statements contained in this prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).

     You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

     We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549 . Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

                               USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $57,530.


                       DETERMINATION OF OFFERING PRICE

The selling security holders will sell their shares at $.10 per share. Prior to this offering, there has been no market for our shares. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. The offering price of $.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


           MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS

DIVIDEND POLICY

     We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS

                                     FOR

                       SUCCESS MATER INVESTMENT, LTD.,
                          A DEVELOPMENT STAGE COMPANY

The   discussion   contained   in  this  prospectus  contains  "forward-looking
statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

Zhongke Biotec Agriculture (USA) Company ("Zhongke USA" or the "Company") was incorporated on October 25, 2007 in the State of Nevada. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On July 25, 2008, the shareholder of Zhongke USA entered into a Plan of Exchange Agreement (the "Plan") with the shareholders of Success Mater Investment Limited ("Success Mater"), pursuant to which Zhongke USA agreed to acquire 100% of Success Mater in exchange for 84,999,000 shares of Zhongke USA's common stock. Subsequent to the completion of the Plan, Success Mater became a wholly-owned subsidiary of Zhongke USA.

We formed Success Mater Investment Limited "Success Mater" ). a Hong Kong corporation on September 17, 2004, for the purpose of seeking and consummating a merger or acquisition with a private corporation. In April, 2007, we acquired 100% of the ownership of Shanxi Qinyuan Agriculture Technology Development Co., Inc. ("Quinyan") Quinyan was established to seek and consummate a merger or acquisition with a private company. Quinyan, in turn, had acquired 97.72 % of the ownership of Shanxi Zhongke Spaceflight Agriculture Development Stock Co, Inc. ("Zhonke") on January 5, 2007.

Zhongke is a corporation organized under the laws of the PRC on August 26, 2003, On December 27, 2007 Zhongke entered a joint venture with Mr. Zhang Hongjun under the name Shanxi Zhongke Luxiang Development, Ltd, ("Luxiang") which is now a subsidiary of the Zhongke. All of our operations are conducted through Zhongke and its subsidiary, Luxiang. Except when clearly specified, references to "Success" or the "Company" include the consolidated results of all Quinyan, Zhongke and Luxiang.

Zhongke is located in the Shaanxi Province in Northwest China. We are researching the breeding, producing, vending of seeds that have been modified in a zero gravity atmosphere outside the earth's atmosphere. We hope to develop seed with substantially greater yields, increased resistance to disease, and heartier crops through this process. Our products are expected to include seeds, Chinese herbals and green foods. We also are experimenting in cultivation of a variety of horticultural crops, flowers and vegetation and either. We expect to obtain patents on a variety of genetically mutated space bred crops, tissues and creams. The Company is also exploring a neutraceutical equivalent which it hopes to engineer to mimic the class of statin drugs currently utilized in the treatment of heart disease. Luxiang is developing fruit juice production and distribution.

The PRC is currently the world's most populous country. China is dry and farmed intensely. So the Chinese farmers rely more on fertilizers to boost yield. Currently, fertilizer use in China is more than three times the global average for one of the largest consumers of agricultural products. Roughly half of the PRC's labor force is engaged in agriculture, even though only about 10% of the land is suitable for cultivation. In addition, "desertification", caused by strong winds and dust storms, has been estimated to cause losses of approximately 900 square miles of farm land each year. Although the PRC hopes to further increase agricultural production, incomes for Chinese farmers are stagnating. Despite the Chinese government's continued emphasis on agricultural self-sufficiency, inadequate port facilities and a lack of warehousing and cold storage facilities impedes the domestic agricultural trade.

In 1997, the PRC State Council approved the "Plan to Improve Nutrition in Chinese People's Diets," in an attempt to protect heath and welfare of the citizenry. This plan called for more "green foods." Green foods are typically foods that have been organically grown and are believed to be relatively safe, with no pesticides or pollutants, and of superior quality. There is a certification system that will be administered by the China Green Food Research Center.

We are a development stage company and have not generated revenues from operations. As reflected in the accompanying financial statements, the Company has an accumulated deficit of $2,653,393 at December 31, 2007 that includes operating losses of $768,052 and $641,221 for the years ended December 31, 2007 and 2006, respectively. As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

There are substantial uncertainties in doing business in the PRC that are not faced by American and Western European companies. The Company is subject to the laws of the Peoples Republic of China ("PRC") and all of its assets are located there. The PRC's economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. The political and economic systems of the PRC are substantially different from more developed countries. Policies of the PRC government can have significant effects on economic conditions. PRC laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The social, economic and political challenges of the PRC could produce major shocks and instabilities.

LAND USE RIGHT

All land belongs to the State in the PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shaanxi Province for a forty-seven-year period ended October 13, 2051. The cost of these land use rights are amortized over their respective useful period, using the straight-line method with no residual value.

RESULTS OF OPERATIONS

     Nine months ended September 30, 2008 compared to nine months ended September 30, 2007.

REVENUES

The company is a development stage company and has had no material revenues. For the nine month period ended September 30, 2008 . The company had sells of experimental materials of $25,518 as compared to 10,182 for the same period ended 2007.

EXPENSES
Operating expenses improved $98,821 for the nine months ended September 30, 2008 as compared to the same period for 2007. Total operating expenses were 379,584 and 478,405 for the nine months period ended September 30, 2007 and 2008 respectively. For the nine months ended September 30, 2007 as compared to the same period of 2008 payroll expenses were 34,405 and 45,801 respectively. Employee benefit and pension expenses declined from 6,788 for the nine month period of 2007 to 2,160 for the same period in 2008. Depreciation and amortization expenses were 30,830 and 38,838 for the nine month period ended 2007 and 2008 respectively. For those same period office expense declined from 68,748 to 37,688 while vehicle expenses increased from 13,661 to 29,576.

Conference expenses increased from 4,612 for the nine month period ended September 30, 2007 to 8,550 for the same period in 2008. Professional fees decreased 37,170 from 83,080 for the nine month period ended September 30, 2007 to 45,910 for the same period in 2008. Research and development expenses similarly improved 45,200 from 124,638 for the nine month period ended
September 30, 2007 to 79,438 for the same period of 2008. Travel and entertainment declined from 82,772 to 68,189 for the nine month period ended September 30, 2007 and 2008 respectively.

Total other income was 4,476 for the nine month period ended September 30, 2007 as compared to $(6,841) for the same period of 2008. Income before income tax and minority interest was $(463,747) for the nine month period ended September 30, 2007 as compared to $(360,907) for the same period of 2008.


Income before and after income tax was (463,747) for the nine months ended September 30, 2007 and $(360,907) for the nine months ended September 30, 2007 as there was no prevision fro income tax. This figure included other income of $4,476 for September 30, 2007 and $(6,841) for September 30, 2008. Our net loss was $453,353 at September 30, 2007 and $352,683for December 31, 2008. This included minority interest expense of $10,394 as of September 30, 2007 and $8,224 for September 30, 2008. The conversion of our currency from Hong Kong dollars and RMB to U. S. dollars also generated losses. For September 30, 2007 our foreign currency conversion experienced a loss of $60,315, while those losses were $188,010 at September 30, 2008.

Our comprehensive loss for September 30, 2007 was $513,668 and $540,693 for September 30, 2008.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF DECEMBER 31, 2008 AND 2007 AND FOR THE YEARS THEN ENDED

The results of operations for the years ended December 31, 2007 and December 31, 2006.

REVENUES

Zhongke is a development stage company and has had extremely limited revenues.. All revenues have come from sales of experimental materials. For the year ended December 21 2006 the total revenues were $2,391 as compared to 14,932 for the year ended December 31 2007.

EXPENSES

The Company for the years ending December 31, 2007 and December 31, 2006, respectively incurred operating expenses of $662,367 and $805,417. Since the Company has extremely limited revenues our losses from operations total $659,976 as of December 31, 2006 and $790,485 as of December 31, 2007.

Depreciation and amortization expense increased from $15,065 for the year ended December 31, 2006 to $42,311 for the year ended December 31, 2007. Office expense also increased for the same periods from $47,031 to $86,286 respectively, vehicle expense declined from $10,620 for the year ended December 31, 2006 to $8,849 for the year end December 31, 2007, conference expenses declined as of the same periods from $37,085 to $7,240 respectively.

Professonal fees increase from $45,000 as of December 31, 2006 to $83,719 as of December 31, 2007. There was a commensurate decline in consultancy fees for the same periods from $275,314 to $227,626.

Research and development expenses increased from $86,563 as December 31, 2006 $128,776 as of December 31, 2007. For the same periods travel and entertainment expense increased from $100,178 to $160,269 respectively.

For the years ending December 31, 2007 and December 31, 2006, our payroll expenses increased from $37,697 to $51,452. We also experienced an increase in travel and entertainment from $100,178 at December 31, 2006 to $160,269 at December 31, 2007. Employee benefit and pension expense increase slightly from 7,814 for the year ended December 31, 2006 to 8,889 for the year ended December 31, 2007.

Income before and after income tax was (656,182) as of December 31, 2006 and $785,781 as of December 31, 2007 as there was no prevision fro income tax. This figure included interest income of $3,794 for December 31, 2006 and $4,704 for December 31, 2007. Our net loss was $641,221 at December 31, 2006 and $768,052 for December 31, 2007. This included minority interest expense of $14,961 as of December 31, 2006 and $$17,729 for 2007.. The conversion of our currency from Hong Kong dollars and RMB to U. S. dollars also generated losses. For December 31, 2006 our foreign currency conversion experienced a loss of $54,478, while those losses were $150,123 at December 31, 2007.

Our comprehensive loss for December 31, 2006 was $695,699 and $918,175 for 2006 and 2007 respectively. Again, this increase is largely the result of the increase in depreciation and amortization expense, office expense, professional fees, research and development expense and travel and entertainment.


LIQUIDITY AND CAPITAL RESOURCES

As described elsewhere in this prospectus we are a development stage company that has not generated any material revenues. We were established in October , 2007 and have relied on unsecured loans from officers and directors that are payable on demand. Our auditors have noted that a number of factors raise substantial doubt about our ability to operate as a going concern. We have a working capital deficit of $2,809,166 and a shareholders' deficiency of $2,697,616 at December 31, 2007.

Net cash used by operating activities remain relatively stable increasing $12,800from ($486,926) at December 31, 2006 to 474,126 at December 31, 2007.

Net cash used by investing activities increased by $486,095 from ($237,628) for the year ended December 31, 2006 to ($723,723) for the year ended December 31, 2007. Most of the increase can be attributed to loans to related parties which increased from ($6,011) for the year ended December 31, 2006 to ($525,994) for the year ended December 31, 2007. Purchases o fixed assets decreased $162,088 from ($231,617) to ($69,529) at December 31, 2006 and 2007 respectively. We also used cash in the amount of $128,200 to acquire Qinyuan in 2007.

Net cash provided by financing activities decreased from $1,531,114 for the year ended December 31, 2006 to $513,835 for the year ended December 31, 2007 representing a total decline of $1,017,279. This change was largely occasioned by the change in loans from shareholders of $1,148,891. Loans from shareholders were $1,406,314 at December 31, 2006 and $257,423 at December 31, 2007.

Cash at the end of the period declined $463,590 from $876,477 at December 31, 2006 to $352,887 at December 31, 2007. For the period ended December 31, 2006 cash at the beginning of the period was $45,829 and increase $806,372 for the year ended December 31, 2007 cash at the beginning of the period was $876,477 and decreased $684,987. Cash also experienced effect of exchange rate from $24,088 at December 31, 2006 to $160,423 at December 31, 2007



IMPACT OF INFLATION.

We believe that inflation will have a negligible effect on operations. The Company can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

LIQUIDITY AND CAPITAL RESOURCES.

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

     - research and development

     - general and administrative costs

     - and other operating expenses.

So far, we have received cash primarily from shareholder loans and paid in capital.

ASSETS

As of December 31, 2007, we had total assets of $1,319,308. The majority of these assets were the balance of cash and cash equivalents of $352,887 and amounts due from related parties of $578,225. Current assets were $969,067 which included the cash as well as $35,017 in prepaid expenses and 2,691 in supplies and $247 in other receivables.

A chart of the prepaid expenses are a s follows:


Prepaid expenses consist of the following:


                                              December 31,      December 31,
                                                 2007               2006
					      -----------	-----------

Advance to consultants                        $    21,159    	$    74,997
Advance to construction contractors                     -            13,012
Prepaid rental expenses                            12,661             9,504
Prepaid office expenses                             1,197             1,685
					      -----------	-----------
       Total                                  $    35,017    	$    99,198
					      ===========	===========

Property plant and equipment were $299,036 at December 31, 2007, consisting of $120,382835,104 in building and warehouses $5,409 in machinery and equipment, $52,326 in office equipment and furniture and $147,113 in motor vehicles. We also had $38,966 in construction in progress and accumulated depreciation of $65,161.

A chart of the company's property plant equipment is as follows:

                                         December 31,           December 31,
                                             2007                   2006
					 -----------		-----------

Building and warehouses                  $   120,382    	$    95,880
Machinery and equipment                        5,409                  5,073
Office equipment and furniture                49,743                 36,084
Motor vehicles                               147,113                125,310
					 -----------		-----------
                                             322,647                262,347

Less: Accumulated depreciation               (64,743)               (20,533)
					 -----------		-----------
                                             257,904                241,814

Add: Construction in progress                 38,966                      -

     Total                               $   298,870    	$   241,814
					 ===========		===========

LIABILITIES

As of December 31, 2007, we had current liabilities of $3,778,233, consisting of $40,976 in accrued expenses and $14,730 in other payables. The largest liability was an amount due to related parties of $3,446,744. We had deferred revenue of $238,869 and $36,914 in employee's security deposits. All of our liabilities were current liabilities and we had no non-current liabilities.

STOCKHOLDER'S EQUITY

Success Mater have authorized 10,000 shares of common stock of which 10 shares were issued at outstanding on December 31, 2006 and 100 shares were issued in outstanding as of December 31, 2007. Our registered capital is $19,022,716 of which $18,840,794 is to be received.. We also took a charge for accumulated deficiency in the amount of $(2,653,393.) Our total owner's deficiency was $2,697,615, which included $(226,157)in accumulated other comprehensive income.


If we are able to commence operations, we will likely need additional financing as we will not likely be able to substantially rely on the revenue from our business. If the projected revenues fall short of needed capital we may not be able to commence operations or sustain our projected growth. There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to the Company.


OFF-BALANCE SHEET ARRANGEMENTS.

None.


SUMMARY OF CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies. SEE ALSO NOTE 2 TO
CONSOLIDATED   FINANCIAL   STATEMENTS,   "SUMMARY  OF  SIGNIFICANT   ACCOUNTING
POLICIES".

USE OF ESTIMATES

The  preparation  of  financial  statements  in   conformity   with  accounting
principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2007 due to the relatively short-term nature of these instruments.

SUPPLIES

Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.


FOREIGN CURRENCY TRANSLATION

Success maintains its books and accounting records in Hong Kong Dollar ("HKD" or "HK$"), which is determined as the functional currency. The functional currency of Quinyan and Zhongke is the RMB. Transactions denominated in currencies other than HKD are translated into HKD at the exchange rates prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than HKD are translated into HKD using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

Monetary assets and liabilities denominated in currencies other than HKD are translated into HKD using the applicable exchange rates at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the owners' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $226,157 and $76,035 as of December 31, 2007 and 2006, respectively. The balance sheet amounts with the exception of equity at December 31, 2007 were translated at 7.31 RMB to $1.00 USD as compared to 7.80 RMB at December 31, 2006. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2007 and 2006 were 7.61 RMB and 7.96 RMB, respectively.

VALUATION OF LONG-LIVED ASSETS

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

ADVERTISING COSTS

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified
Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

           Building and warehouses   		20 years
           Machinery and equipment   		10 years
           Office equipment and furniture	5 years
           Motor vehicles            		5 years


INTANGIBLE AND OTHER LONG-LIVED ASSETS, NET

Intangible and other long-lived assets are stated at cost, less accumulated amortization and impairments.

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

REVENUE RECOGNITION

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

Freight and other transportation costs are included in cost of goods sold.

STOCK-BASED COMPENSATION

 Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123(R) "Accounting for Stock-Based Compensation". No stock options have been granted and none are outstanding.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

INCOME TAXES

The Company is governed by the PRC Income Tax Law and various local income tax laws, pursuant to which the Company generally is subject to an income tax at an effective rate of 33% (30% national income tax and 3% local income tax) on income as reported in its statutory financial statements after appropriate tax adjustments.

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SALES TAX AND SALE-RELATED TAXES

Pursuant to the tax laws and regulation of PRC, a company is obligated to pay totally 5.5% of gross sales as sales tax and sales-related taxes. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from sales tax and sales-related taxes.

LOANS FROM OWNERS AND OFFICERS

"Due to owners and officers" are temporally short-term loans from our owners and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates. The total borrowing from owners and officers was $1,487,378 and $821,973 in 2007 and 2008, respectively.

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits were $2,647 and $2,391 for the years ended December 31, 2007 and 2006, respectively.

STATUTORY RESERVES

Pursuant to the laws applicable to the PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share are computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares and dilutive securities (such as convertible preferred stock) outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

OPTIONS AND WARRANTS ISSUED

     The Company allocates the proceeds received from equity financing and the attached options and warrants issued, based on their relative fair values, at the time of issuance. The amount allocated to the options and warrants is recorded as additional paid in capital.

STOCK-BASED COMPENSATION

     The Company will account for its employee stock based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received will be based upon the fair value of the equity instruments issued, as the services are provided and the securities earned. SFAS No. 123, "Accounting for Stock-Based Compensation", requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. For the period from inception (August 26, 2003) to December 31, 2007, no stock options were committed to be issued to employees.

INCOME TAXES

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards that are available to be carried forward to future years for tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has significant loss carry forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

USE OF ESTIMATES

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.


RESEARCH AND DEVELOPMENT COSTS

      Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Elements of costs shall be identified with research and development activities as follows: The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses shall be capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities that are acquired or constructed for a particular research and development project and that have no alternative future uses and therefore no separate economic values are research and development costs at the time the costs are incurred. Salaries, wages, and other related costs of personnel engaged in research and development activities shall be included in research and development costs. The costs of contract services performed by others in connection with the research and development activities of an enterprise, including research and development conducted by others in behalf of the enterprise, shall be included in research and development costs.

DEPRECIATION

      Is computed using the straight-line method over the assets' expected useful lives.

AMORTIZATION

       Deferred charges are amortized using the straight-line method over six years.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2007 due to the relatively short-term nature of these instruments.



SUPPLIES

     Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.

VALUATION OF LONG-LIVED ASSETS

     The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

INTANGIBLE AND OTHER LONG-LIVED ASSETS, NET

     Intangible and other long-lived assets are stated at cost, less accumulated amortization and impairments. The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

COMPREHENSIVE INCOME

     Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

RELATED PARTIES

     For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share are computed on the basis of the weighted average number of common shares outstanding during the period.

     Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares and dilutive securities (such as convertible preferred stock) outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

PLAN OF OPERATION


To date we have financed our activities from private placements and loans received from related and non-related parties. Until we begin to generate revenues we expect to continue to rely on loans from our directors and related parties. We will rely on the and loans from our officers until we begin to generate revenues. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months. There is no assurance that our officers can or will provide such funds when the need arises. Other than the oral assurances given by the directors, we have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months.




                                   BUSINESS

We are developmental stage company and currently have no material revenues. We were incorporated in the state of Nevada on October 25, 2007 for the purpose of effecting a merger with Success Mater, a wholly owned foreign enterprise "WOFE" in Hong Kong. Success Mater, in turn owns 97.72% of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. success Mater Investment Limited ("Success") was incorporated in Hong Kong on September 17, 2004. On March 9, 2007 Success acquired Shaanxi Qinyuan Agriculture Technology Development Co., Inc ("Qinyuan"). As of January 5, 2007 Qinyan had acquired all of the equity interest of Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke"). At the time of its acquisition, Zhongke owned 95.65 %of the equity interest of Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang").

A chart of the business organization is as follows:




                  Zhongke Biotec Agriculture (USA) Company
                                "Zhingke USA"
                    Incorporated in the State of Nevada
                            on October 25, 2007
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 7/25/2008
	 ------------------------------------------------------------
                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006
				       /
				      /
				     /
				    /
				   /
				  /  Acquiring 100% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003
				       /
				      /
				     /
				    /
				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007



Success and Qinyuan are holding companies and the business of the company is expected to be primarily conducted through its Zhongke subsidiaries. Zhongke is engaged in research and development of various plant seeds, including seeds that have been developed in a zero gravity atmosphere. To date, Zhongke has not developed any seeds that have received plant variety protections and has not yet generated revenue from its planned operations.

On December 27, 2006 Zhongke entered into a joined venture with Mr. Zhang Hongjun to establish Lvxiang under the terms of which Zhongke contributed cash of $769,200 along with various equipment for the production of fruit juice.

Seed Development Business

Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd, with the approval of governmental correspondence[2004] No.40 of Shaanxi Provincial
People's Government, was jointly formed by Institute of Genetics and Developmental Biology of the Chinese Academy of Sciences and Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd uniting other found-members. Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd is a comprehensive joint-stock company with integrated operations in scientific research and industry, which mainly engaged in research and development, breeding, sales and manufacturing of the spaceflight seedlings and traditional Chinese medicine materialdevelopment, sales and manufacturing of pollution-free of green food and spaceflight white and red wine, sales and manufacturing of fruit juice and fruit juice beverage

Zhongke has spent a significant portion of its resources in the research and development of the breeding, of seeds that have been modified in zero gravity outside the earth's atmosphere. As of, September 30, 2008 the company has accrued research and development expenses of $1,031,714.

The research and development was in conjunction with the Institute of Genetics and Development Biology of the Chinese Academy of Sciences and China Space Laboratory. Management believes that these seeds will yield substantially greater yields, increased resistance to disease, and heartier crops through this process.

According to a report by The International Service for the Acquisition of Agri-Biotec Applications, the worldwide planting area of genetically modified crops has increased significantly. When the industry started developing in 1996 the planted area was of 4.2 million acres in six countries. In 2008 it grew to 222 million acres in twenty-one countries.

Dr. James, chairman and founder of ISAA stated that judging from the adoption rate of genetically modified crops by farmers in the United States, Iran and five European countries it can be determined that farmers feel confident in the usage of Biotec crops. The implementation of these crops also brings economical as well as social and environmental benefits to the countries that use them.

In 2008 14 of the 21 countries that used genetically modified crops were able to accomplish a mega country status, this was done by planting 125,000 acres or more. In the same year the United States was the country that grew the most Biotec crops in the world, planting 123 million acres which is the equivalent of 55% of the world's entire Biotec area.

In a separate report released in 2207 by the same institution, Biotec crops grew from 12.3 million hectares to 114.3 million hectares. Farmers have also been acquiring new varieties with more than one trait. China reported to have planted 250,000 genetically modified poplar trees. These trees are insect resistant which makes them very important in reforestation efforts.

A total of 12 million farmers worldwide have adopted the new technology. The new seeds have specially benefitted poor farmers globally, especially in countries like China, India and South Africa. There are 12 developing countries utilizing the new technology compared to 11 industrialized countries. According to Dr. James founder of ISAA the benefits of Biotec crops will be very substantial with the rising food prices. Farmers who have Biotec crops are seeing great benefits when compared to farmers who have not yet adopted this new technology.

Zero gravity experiments in modifications of food stuffs is in its earliest stages. NASA ISS Science Officer Don Pettit performed in-flight experiments for NASA aboard the destiny laboratory. Typically, gravity plays an important role in seed development by sending roots down and stems up. Roots essentially have to fight foliage on a rectilinear plane. The surface area for foliage becomes limited as the roots fight through soil, rock and impediments and the plant is forced to grow upwards.
Without gravity, every direction is the same. Officer Pettit observed that "Roots and stems may exit the seed pod and grow in any direction within the plane of the spherical surface. The lighting provided an outward growing cue however its effects were small compared to the effects of capillary forces. Capillary forces, subtle in nature and derived from the water interface on the damp layers of gauze, convinced the sprouts to ignore the outward direction of the light and to grow in the surface plane of the sphere."

Around 20 varieties of five series searched and developed by Zhongke Spaceflight such as the space cotton, space tomato, space eggplant, and space cucumber have been authenticated by relevant state organs and granted major products in the Certificate of Vegetable New Variety Right.




Product Name		Product quality			Product output				Product advantage
------------		---------------			--------------				-----------------

Spaceflight cotton	Big trunk, mature early, long	Average yeild per mou of cotton is	Advantage in natural defense
			velveteen, more fruits; strong	180kg, about 70kg higher than		application
			adaptation to dry, think and	ordinary cotton.
			kaline soil.

Spaceflight tomato	Content of beta carotene is	Yield per mou is 13,000 catty.		High yield & high quality
96-3			three times higher than that of
			ordinary tomato, and good
			resistance to salt and alkali.

Spaceflight		Big and strong trunk, green	A single fruit can weigh 2.5kg,		High yield & stable
eggplant		leaves and eggplants; 		and the yield per mou is around		production
"Shenzhou I"		resistant to salt and alkali,	6,000kg.
			hot, drought, and flood;
			dense and sweet fruit, less
			fiber, high quality, and
			endure transport.

Spaceflight		Obvious output growth, strong	Average yield per mou is around		Contents of main nutrients
cucumber "Hangyi I"	adaptation, striking adversity	850kg, up by 20%.			such as dissolvable solids,
			resistance and high economic						vitatmin C, and iron are
			return.									higher than that of ordinary
												cucumber.






ZHONGKE LVXIANG FRUIT

In 2006, Zhongke Spaceflight acquired equipment, customer lists and brand of Shaanxi Lvxiang Fruit Group and established Zhongke Lvxiang Fruit. The company expects to utilize Italian and German condensed apple juice production lines. Condensed apple juice is produced with pollution-free apples growing in the tableland of Weibei through techniques such as high-pressure washing, juicing, enzymolysis, filtering and settling, vacuum condensation, transient sterilization, and sterilized packaging. As a natural and healthy beverage, it contains various vitamins and amino acids as well as microelements such as zinc, iron, and copper. Annual output of qualified condensed apple juice can potentially reach 10,000 to 15,000 tons.. The company plans to begin production in 2009. In addition, the Company is exploring vintage grape `cabernet sauvigon' production, which has been made adaptable in Qinling by years of cross breeding with the wild grapes in Qinling.s
Employees


The Company employs 86 people, including 10 various engineering technicians and
                            5 senior agronomists,

                               LEGAL PROCEEDINGS
We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

        - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

        -  is   subject  to  any  order, judgment or decree  enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

        - or has been found to have violated a federal or state securities or commodities law.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Name                 Age             Title


Chen Min             34              CEODirector

Nie Pingjun          41              Chairman of the Board

Qiang Juzhen         45              CFO

Ao Jiang Feng        37              President


Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have two directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

CHEN MIN - Founder, CEO and Director GRADUATED FROM Xi'an Jiao Tong University Kai Yuan College, majoring in management in July 1998. After that she tool further education in Northwest University majoring in HR from 1998 to 2001, then she took the HRM certification. Then Ms. Chen served as HR Attach{e'} in Shaanxi Xi Deng Hui Enterprise Technology Stock Co., Ltd in 2001, which is a large holding company of Baishui Dukang liquor. For over 2years hard and outstanding work, and she was promoted as manager of HR of the company. In 2005, she was assigned working in the Shareholder Service Department as manager. By now, Ms. Chen has been named as director in Zhongke Biology Agriculture (US) Co., Ltd.

NIE PINGJUN - Chariman of the Board

JUN GRADUATED FROM TSINGHUA ECONOMICS AND MANAGEMENT COLLEGE, MAJORING IN ECONOMICS AND MANAGEMENT IN 2003. HE HAS SERVED AS SALES MANAGER IN WEINAN DANSHENG GROUP FROM JULY 1997 TO JUNE 1998. THEN HE HAS SERVED AS ASSISTANT PRODUCTION MANAGER OF WEINAN NOBLE PRINCE LIQUOR. IN 2000, HE ACCEPTED THE OCCUPATION OFFERED BY SHAANXI XIDENGHUI TECHNOLOGY STOCK CO.LTD SUPPLEMENT, SERVING AS MANAGER. TILL NOW, HE WAS NAMED AS CHAIRMAN OF THE BOARD OF ZHONGKE BIOGRAPHY AGRICULTURE (US ) CO., LTD.


AO JIANGFENG - President

AO JIANG FENG GRADUATED FROM NORTHWEST UNIVERSITY, MAJORING IN ECONOMICS AND MANAGEMENT. HE SERVED IN SHAANXI LONGMEN IRON FACTORY FROM AUGUST 1995 TO DECEMBER 1996. THEN HE TOOK OCCUPATION AS PROJECT MANAGER IN XI'AN TIANWANG COMPUTER CO., LTD. FROM JANUARY 1997 TO MARCH 2001. DURING THAT PERIOD HE TOOK THE TRAINING, IN PROJECT MANAGEMENt IN NORTHWEST UNIVERSITYIN CHINA. AFTER THAT IN 2001, HE ACCEPTED THE OCCUPATION OFFERED FROM SHAANXI XIDENGHUI TECHNOLOGY STOCK CO.LTD., HE TOOK THE POSITION AS CEO AND BOARD SECRETARY TILL NOW.

QIANG JUZHEN - CFOGRADUATED FORM  XI'AN  ECONOMICS AND TRADING COLLEGE MAJORING

IN  PUBLIC ADMINISTRATION FROM SEPTEMBER 1981  TO  JULY  1983,  THEN  SHE  TOOK

FURTHER   EDUCATION   OF  COMPUTER  APPLICATION  COURSES  IN  XI'AN  ELECTRONIC

TECHNOLOGY UNVERSITY AND  FINANCE  MANAGING  IN XI'AN ACCOUNTING COMMITTEE FROM

SEPTEMBER  1988 TO JULY 1996. SHE WAS CERTIFICATED  WITH  CICPA  IN  1996.  SHE

SERVED AS CFO  IN  TANGCHENG  GROUP  CO.LTD  FROM  1983-2000 THEN TOOK THE SAME

OCCUPATION IN WEIZHI GROUP CO.LTD FROM 2000-2003 WHICH HAS MANY REPUTATIONS AND

GOODSTANDING IN CLOTHING INDUSTRY. WITH GOOD RECOMMENDATION,  SHE SERVED AS CFO

IN SHAANXI XIDENGHUI TECHNOLOGY STOCK CO.LTD. IN 2003. AND IN 2006 SHE HAS BEEN

CERTIFICATED WITH SENIOR CICPA WHICH IS THE HIGHEST LEVEL CERTIFICATE  BY CHINA

ACCOUNTING  CERTIFICATION AUTHORITY. IN 2007 SHE ACCEPTED THE OCCUPATION  (CFO)

IN ZHONGKE BIOLOGY AGRICULTURE (US) CO., LTD.

                               PRINCIPAL SHAREHOLDERS

The following table contains certain information as of February 5, 2009 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.

                                		CURRENT       	AFTER OFFERING

Name and Position           	Shares		Percentage     	Percentage


CHEN MIN
CEO DIRECTOR            	0          	0     		0
PING JUN NIE, CHAIRMAN  	9,081,963  	10.68%		10.68%
AO JIANG FENG, PRESIDENT
                        	4,217,560  	4.96% 		4.96

Qiang Juzhen, CFO               0   		0     		0

TOTALS                  	013,299,523	15.64%		15.64%

                            EXECUTIVE COMPENSATION

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2008, 2007, and 2006.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

SUMMARY COMPENSATION TABLE




Name and                         Year		Salary	Bonus	Other	  Restricted      	Securities    		LTIP   	Other
Principal Position                          		(5)     Annual    Stock Award(s)	Underlying Options	Payouts
                                      		($)   	($)  Compensation ($)             	(#)        		($)    	($)
								($)
------------------		 ----		------  ----- ----------- --------------	------------------	------- -----
Chen Min CEO                     2006		0       0         0              0               0            		0     	0

                                 2007		0       0         0              0               0            		0     	0
                                 2008		0       0         0              0               0            		0    	0

Qiang Juzhen CFO                 2006		0       0         0              0               0            		0     	0
                                 2007		0       0         0              0               0            		0    	0
                                 2008		0       0         0              0               0            		0     	0

Ao Jiang Feng, President (1)     2006		0       0         0              0               0            		0     	0
                                 2007		2,048   0         0              0               0            		0     	0
                                 2008		2,048   0         0              0               0            		0     	0

Nie Pinjun, Chairman of the Board2006		0       0         0              0               0            		0     	0
                                 2007		0       0         0              0               0            		0     	0



     (1)Mr. Ao Jiang Feng was paid 14,000 Chinese yuan per year. A ratio of
        6.8345 RMB to 1 US Dollar has been used to compute the salary.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang"). Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to Lvxiang, and owns 95.65% ownership therein. Lvxiang was subsequently incorporated on January 5, 2007. Subsequent to the completion of incorporation, Lvxiang became a majority-owned subsidiary of the Zhongke. Lvxiang plans on becoming involved in the business of production and distribution of various fruit juice. There is no assurance, however, that Lvxiang will achieve its objectives or goals.


On March 9, 2007, the sole shareholder of the Company entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $129,870 (RMB1,000,000). Pursuant to the Agreement, the Company agreed to purchase 100% of the ownership in Qinyuan for a cash consideration of $128,200. Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success.


Stock Option Agreements

The Company has not entered into stock option agreements with any individuals or companies. The management does anticipate that to secure the services of certain prospective employee that a stock option plan will need to be effective in the very near future. The company anticipates that such a plan would allow for options at competitive market rates.

                             SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on December 31, 2008.

We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

Unless otherwise noted, the following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as of December 31, 2008, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Shares Offered" represents all of the shares that a selling shareholder may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based 85,000,000shares of our common stock outstanding as of December 31, 2008, including the shares beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.






NAME OF SELLING SHARES BENEFICIALLY    PERCENTAGE OF SHARES          SHARES   SHARES BENEFICIALLY   PERCENTAGE OF SHARES
SHAREHOLDER     OWNED BEFORE THE       OUTSTANDING BEFORE THE        BEING    OWNED AFTER THE       BENEFICIALLY OWNED AFTER
                OFFERING               OFFERING                      OFFERED  OFFERING              THE OFFERING
--------------- -------------------    ----------------------	     -------  -------------------   ------------------------
YUAN GEN CHE             85447                    0.09936%           85447              0                        0.000%
HUI FU SI                21362                    0.02484%           21362              0                        0.000%
TING XI ZHOU             5477                     0.00637%           5477               0                        0.000%
HONG RONG YANG           5477                     0.00637%           5477               0                        0.000%
DE LI MA                 8216                     0.00955%           8216               0                        0.000%
SHUANG BAI               4272                     0.00497%           4272               0                        0.000%
QIAN LUO                 12324                    0.01433%           12324              0                        0.000%
GUI HUA ZHANG            12050                    0.01401%           12050              0                        0.000%
HONG ZENG                11502                    0.01337%           11502              0                        0.000%
SHUN QUAN XIAO           16432                    0.01911%           16432              0                        0.000%
YAN  GENG                57512                    0.06687%           57512              0                        0.000%
JIN YAN LIANG            16432                    0.01911%           16432              0                        0.000%
HU JIE NA                38341                    0.04458%           38341              0                        0.000%
YING SUN                 13146                    0.01529%           13146              0                        0.000%
XIU QING SHI             8216                     0.00955%           8216               0                        0.000%
JIAN TANG               104070                    0.12101%           104070             0                        0.000%
FAN YANG                 6573                     0.00764%           6573               0                        0.000%
XIU LAN SHI              82160                    0.09553%           82160              0                        0.000%
NAI FEN BAI              6025                     0.00701%           6025               0                        0.000%
MEI XIA HE              164321                    0.19107%           164321             0                        0.000%
XIAO LONG YV             32864                    0.03821%           32864              0                        0.000%
GANG CHUI LIN            16432                    0.01911%           16432              0                        0.000%
JIN DE TAO               98592                    0.11464%           98592              0                        0.000%
YAN ZOU                  71206                    0.08280%           71206              0                        0.000%
ZE JIAN LIU              11502                    0.01337%           11502              0                        0.000%
CHUN RONG XIAN           10955                    0.01274%           10955              0                        0.000%
SHU JUAN CHEN            11502                    0.01337%           11502              0                        0.000%
JING HAI LIU             19718                    0.02293%           19718              0                        0.000%
QING YV ZHENG            23005                    0.02675%           23005              0                        0.000%
MING TING TONG           27387                    0.03185%           27387              0                        0.000%
YV FENG HOU              7121                     0.00828%           7121               0                        0.000%
LIAN QIAO YANG           18897                    0.02197%           18897              0                        0.000%
GUO DONG LI              2465                     0.00287%           2465               0                        0.000%
GUO QING WANG            9859                     0.01146%           9859               0                        0.000%
QIN DI GUO               19718                    0.02293%           19718              0                        0.000%
ZU JIANG CHEN            6847                     0.00796%           6847               0                        0.000%
CHANG LIN LIU            2739                     0.00318%           2739               0                        0.000%
PEI YING CHEN            12324                    0.01433%           12324              0                        0.000%
SU NA WANG               10955                    0.01274%           10955              0                        0.000%
FENG YING JIANG          8216                     0.00955%           8216               0                        0.000%
YI KUN GE                9859                     0.01146%           9859               0                        0.000%
LI LIU                   6573                     0.00764%           6573               0                        0.000%
XIAO PENG JIN            32864                    0.03821%           32864              0                        0.000%
FENG MEI WANG            8216                     0.00955%           8216               0                        0.000%
XING SHU LI              5477                     0.00637%           5477               0                        0.000%
JUAN ZHAO                36151                    0.04204%           36151              0                        0.000%
GUI XIANG LIU            4108                     0.00478%           4108               0                        0.000%
FENG XUE                 6573                     0.00764%           6573               0                        0.000%
SHOU BEN NIU             6573                     0.00764%           6573               0                        0.000%
BI RONG QING             8216                     0.00955%           8216               0                        0.000%
GUO GANG DENG            1752752           	  2.03808%           1752752            0                        0.000%
  TOTAL                  2979021                  3.5%



                             PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

     We are registering the shares of our common stock covered by this prospectus for the selling stockholders. Each selling stockholder, the "selling stockholders," of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock through the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:


   . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

   . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

   . purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

   . an exchange distribution in accordance with the rules of the applicable exchange,

   .  privately negotiated transactions,

   . settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

   . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share,

   .  through  the  writing  or   settlement  of  options   or  other   hedging
      transactions, whether through an options exchange or otherwise,

   .  a combination of any such methods of sale, or

   .  any other method permitted pursuant to applicable law.


     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, that would exceed eight percent (8%).

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).


     The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be considered "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     Because selling stockholders will be considered "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of our common stock. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                             DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 250,000,000 shares of Common Stock and 50,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 86,000,000shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 50,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. Our board of directors is authorized, without further stockholder approval, to issue blank check preferred shares from time-to-time in one or more series, convertible to common stock at a ratio of ten shares of common stock. As of the date of this private placement memorandum, there are no outstanding shares of preferred stock. The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

   - Shares;

   - Dividends;

   - Conversion rights to common stock or other securities;

   - Voting rights;

   - Preferential payments upon liquidation;

   - Establishment of reserves for preferred payments; and

   - Redemption prices to be paid upon redemption of the preferred stock.

General


                            TRANSFER AGENT AND REGISTRAR

The Company will initially act as its own transfer agent and registrar for its shares of Common Stock. The Company expects to engage Island Stock Transfer, Inc., a transfer agent in Tampa, FL after the conclusion of this offering.

                 LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

                                 LEGAL MATTERS

Charles W. Barkley, our counsel, will pass upon the validity of the shares of common stock offered in this prospectus. Mr. Barkley owns 151,000 restricted shares of our common stock which are not being registered in this offering.

                                    EXPERTS

The financial statements included in this prospectus have been audited by Keith
K. Zhen, CPA 2070 West 6th Street Brooklyn, NY 11223, independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                             FINANCIAL INFORMATION

INDEPENDENT AUDITORS REPORT






ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2008



															Pro Forma
						Success Mater		Zhongke Biotec Agriculture	Pro Forma	Consolidated
						Investment Limited	(USA) Company			Adjustments	Balance Sheet
						------------------	------------			-----------	-------------
ASSETS
Current Assets:
     Cash and cash equivalents			$	    24,230 	$	 346 (a) 	 	       (346)	$      24,230
     Other receivable					    12,716 		   -   					       12,716
     Prepaid expenses					    12,866 		   -   				 	       12,866
     Supplies						     2,070 		   -   					        2,070
     Due from related parties				   616,941 		   -   					      616,941
						------------------	------------					-------------
          Total current assets				   668,823 		 346 				 	      668,823

Property and Equipment, net				   392,753 		   -   				 	      392,753

Land use right, net					    57,138 		   -   				 	       57,138
						------------------	------------					-------------
Total Assets					$	 1,118,714 	$	 346 					$   1,118,714
						==================	============					=============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Accrued expenses (Note 9)			$	    91,499 	$	   -   					$      91,499
     Others payable					     2,922 		   -   				 	        2,922
     Deferred revenue					   426,268 		   -   				 	      426,268
     Due to related parties				 3,550,669 		   -   				 	    3,550,669
     Employee security deposit				    39,388 		   -   				 	       39,388
						------------------	------------					-------------
          Total Current Liabilities			 4,110,746 		   -   				 	    4,110,746

Minority Interest					   246,276 		   -   				 	      246,276

Commitments and Contingencies

Owners' Equity:
     Common stock						13 	       1,001 (a) 	 	     (1,001)
									 	     (b) 	 	        (13)
										     (b) 	 	     86,000 	       86,000
     Additional paid-in capital					 -   		   -
     Registered capital					19,339,267 		   -   				 	   19,339,267
     Registered capital to-be-received		       (19,157,345)		   - (b) 	 	         13
									 	     (b) 	 	    (86,000)	  (19,243,332)
     Deficit accumulated during the
	development stage				(3,006,076)		(655)(a) 	 	        655 	   (3,006,076)
     Accumulated other comprehensive income		  (414,167)		   -   				 	     (414,167)
						------------------	------------					-------------
        Shareholders' Equity				(3,238,308)		 346 				 	   (3,238,308)
						------------------	------------					-------------
Total Liabilities and Shareholders' Equity	$	 1,118,714 	$	 346 					$   1,118,714
						==================	============					=============

See Notes to Unauidted Pro Forma Consolidated Financial Statements

1







ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2007



															Pro Forma
						Success Mater		Zhongke Biotec Agriculture	Pro Forma	Consolidated
						Investment Limited	(USA) Company			Adjustments	Balance Sheet
						------------------	------------			-----------	-------------
ASSETS
Current Assets:
     Cash and cash equivalents			$	   352,887 	$	   1 (a) 	 		 (1)	$     352,887
     Other receivable					       247 		   -   				 		  247
     Prepaid expenses					    35,017 		   -   				 	       35,017
     Supplies						     2,691 		   -   				 		2,691
     Due from related parties				   578,225 		   -   				 	      578,225
						------------------	------------					-------------
          Total current assets				   969,067 		   1  					      969,067

Property and Equipment, net				   296,870 		   -   					      296,870

Land use right, net					    53,371 		   -   					       53,371
						------------------	------------					-------------
Total Assets					$	 1,319,308 	$	   1 					$   1,319,308
						==================	============					=============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Accrued expenses				$	    40,976 	$	   -   					$      40,976
     Others payable					    14,730 		   -   					       14,730
     Deferred revenue					   238,869 		   -   					      238,869
     Due to related parties				 3,446,744 		 655 (a) 	 	       (655)	    3,446,744
     Employee security deposit				    36,914 		   -   				 	       36,914
						------------------	------------					-------------
          Total Current Liabilities			 3,778,233 		 655 					    3,778,233

Minority Interest					   238,690 		   -   				 	      238,690

Commitments and Contingencies

Owners' Equity:
     Common stock						13 		   1 (a) 	 		 (1)
									 	     (b) 	 		(13)
									 	     (b) 	 	     84,999 	       84,999
     Additional paid-in capital						 -   	   -
     Registered capital				        19,339,267 		   -   				 	   19,339,267
     Registered capital to-be-received		       (19,157,345)		   - (b) 	 		 13
										     (b) 	 	    (84,999)	  (19,242,331)
     Retained earnings (Accumulated deficit)			 -   		   -   				  -
     Deficit accumulated during the
	development stage				(2,653,393)		(655)(a) 	 		655 	   (2,653,393)
     Accumulated other comprehensive income		  (226,157)		 -   				 	     (226,157)
						------------------	------------					-------------
        Shareholders' Equity				(2,697,615)		(654)				 	   (2,697,615)
						------------------	------------					-------------
Total Liabilities and Shareholders' Equity	$	 1,319,308 	$	   1 					$   1,319,308
						==================	============					=============





See Notes to Unauidted Pro Forma Consolidated Financial Statements

1








ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED  STATEMENTS OF OPERATIONS

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

															Pro Forma
							Success Mater		Zhongke Biotec		Pro Forma	Consolidated
							Investment Limited	Agriculture		Adjustments	Statements of
										(USA) Company				Operation
							------------------	--------------		-----------	------------

Revenues
    Sales						$	 	 -   	$	     -   			$	   -
    Costs of Sales							 -   		     -   				   -
       Gross Profit							 -   		     -   				   -
							------------------	--------------				------------
Sales of Experimental Materials					     9,920 		     -   			       9,920

Operating Expenses
   Payroll and employees benefits				    14,074 		     -   			      14,074
   Depreciation and amortization expenses			    13,372 		     -   			      13,372
   Office expenses					 	     6,387 		     -   			       6,387
   Vehicle expenses					 	    11,179 		     -   			      11,179
   Conference expenses					 	     2,343 		     -   			       2,343
   Professional fees					 	    45,062 		     -   			      45,062
   Consultancy fees					 	     1,411 		     -   			       1,411
   Research and development expenses				    43,030 		     -   			      43,030
   Travel and entertainment					    17,941 		     -   			      17,941
							------------------	--------------				------------
	Total Operating Expenses				   154,799 		     -   			     154,799

Income (Loss) from Operation					  (144,879)		     -   			    (144,879)

Other Income (Expense)
   Interest income						 	24 		     -   				  24
   Charity donationnterest						 -   		     -   				   -
   Other income (expense)					      (517)		     -   				(517)
							------------------	--------------				------------
	Total other income (expense)				      (493)		     -   				(493)

Income (Loss) before Provision
  Income Tax and Minority Interest				  (145,372)		     -   			    (145,372)

Provision for Income Tax						 -   		     -   				   -
							------------------	--------------				------------
Income before Minority Interest					  (145,372)		     -   			    (145,372)

Minority Interest						     3,312 		     -   			       3,312
							------------------	--------------				------------
Net Income							  (142,060)		     -   			    (142,060)
							------------------	--------------				------------
Other Comprehensive Income (Loss)
    Effects of Foreign Currency Conversion			    (9,026)		     -   			      (9,026)
							------------------	--------------				------------
Comprehensive Income (Loss)				$ 	  (151,086)	$	     -   			$   (151,086)
							==================	==============				============
Basic and Fully Diluted Earnings per Share		$       (11,622.00)	$	     -   			$      (0.00)
							==================	==============				============
Weighted average shares outstanding					13 	     1,001,000 				  86,000,000
							==================	==============				============





See Notes to Unauidted Pro Forma Consolidated Financial Statements

3





ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
(A Development Stage Company)

UNAUDITED PRO FORMA CONSOLIDATED  STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31, 2007


															Pro Forma
							Success Mater		Zhongke Biotec		Pro Forma	Consolidated
							Investment Limited	Agriculture		Adjustments	Statements of
										(USA) Company				Operation
							------------------	--------------		-----------	------------


Revenues
     Sales						$	 	 -   	$	    -   			$	   -
     Costs of Sales							 -   		    -   				   -
							------------------	--------------				------------
          Gross Profit							 -   		    -   				   -

Sales of Experimental Materials					    14,932 		    -   			      14,932

Operating Expenses
   Payroll and employees benefits				    60,341 		    -   			      60,341
   Depreciation and amortization expenses			    42,311 		    -   			      42,311
   Office expenses					 	    86,286 		  655 				      86,941
   Vehicle expenses					 	     8,849 		    -   			       8,849
   Conference expenses					 	     7,240 		    -   			       7,240
   Professional fees					 	   281,253 		    -   			     281,253
   Consultancy fees					 	    30,092 		    -   			      30,092
   Research and development expenses				   128,776 		    -   			     128,776
   Travel and entertainment					   160,269 		    -   			     160,269
							------------------	--------------				------------
	Total Operating Expenses				   805,417 		  655 				     806,072

Income (Loss) from Operation					  (790,485)		 (655)				    (791,140)

Other Income (Expense)
   Interest income						     4,704 		    -   			       4,704
   Charity donationnterest						 -   		    -   				   -
   Other income (expense)						 -   		    -   				   -
							------------------	--------------				------------
	Total other income (expense)				     4,704 		    -   			       4,704

Income (Loss) before Provision
   Income Tax and Minority Interest				  (785,781)		 (655)				    (786,436)

Provision for Income Tax						 -   		    -   				   -
							------------------	--------------				------------
Income before Minority Interest					  (785,781)		 (655)				    (786,436)

Minority Interest						    17,729 		    -   			      17,729
							------------------	--------------				------------
Net Income							  (768,052)		 (655)				    (768,707)
							------------------	--------------				------------
Other Comprehensive Income (Loss)
   Effects of Foreign Currency Conversion			  (150,122)		    -   			    (150,122)
							------------------	--------------				------------
Comprehensive Income (Loss)				$	  (918,174)	$	 (655)				$   (918,829)
							==================	=============				============
Basic and Fully Diluted Earnings per Share		$	  (918,174)	$	 (655)				$      (0.01)
							==================	=============				============
Weighted average shares outstanding					13 		    1 				  84,999,000
							==================	=============				============


See Notes to Unauidted Pro Forma Consolidated Financial Statements

3








                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                         (A Development Stage Company)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - BASIS OF PRESENTATION

Zhongke Biotec Agriculture (USA) Company ("Zhongke USA" or the "Company") was incorporated on October 25, 2007 in the State of Nevada. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. Success Mater Investment limited ("Success Mater")was incorporated on September 17, 2004 in Hong Kong under the Companies Ordinance as a limited liability company. Success Mater is principally engaged in the business of research and development of various plant seeds, via its majority-owned subsidiaries in the People's Republic of China ("PRC").

On July 25, 2008, the shareholders of Zhongke USA entered into a Share Exchange Agreement (the "Exchange Agreement"), pursuant to which Zhongke USA agreed to acquire 100% of Success Mater in exchange for 84,999,000 shares of Zhongke USA's common stock. Subsequent to excavation of the Exchange Agreement, Success Mater became a wholly-owned subsidiary of Zhongke USA.

The share exchange between Zhongke USA and Success Mater is being accounted for as a "reverse merger," since the stockholders of Success Mater own a majority of the outstanding shares of the Company's common stock immediately following the share exchange. Success Mater is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the share exchange will be those of Success Mater and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company's consolidated financial statements will include the assets and liabilities of both Zhongke USA and Success Mater, the historical operations of Success Mater and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Audited financial statements of Zhongke USA and Success Mater for the years ended December 31, 2007, and unaudited financial statements of Zhongke USA for the nine months ended September 30, 2008 have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the audited financial statements of Zhongke USA and Success Mater for the year ended December 31, 2007.


Note 2 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

   (a) The pro forma consolidated balance sheets as of December 31, 2007 and September 30, 2008 has been prepared assuming that the Share Exchange occurred on December 31, 2007 and September 31, 2008, respectively. Accordingly, the assets and liabilities of Success Mater is reflected in the pro forma consolidated balance sheets and is recorded at the historical cost basis.

   (b) The capital structure of the consolidated entity is that of Zhongke USA, the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of Success Mater immediately prior to the Share Exchange.

   (c) The pro forma consolidated statements of operations for the year ended December 31, 2007 and nine months ended September 30, 2008 has been prepared assuming the Share Exchange occurred at the beginning of the period presented. The pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have been attained had the acquisition taken place at the beginning of the period presented, and does not purport to be indicative of the effects that may be expected to occur in the future.

   (d) The pro forma adjustments and elimination give effect to the acquisition of Success Mater using reverse merger accounting.


Note 3 - PRO FORMA SHARE CAPITAL



						September 30, 2008			December 31, 2007
					No. of shares		Amount		No. of shares		Amount
					-------------		--------	-------------		--------
Authorized:
Preferred stock, $0.001 par value	   50,000,000		$ 50,000	   50,000,000		$ 50,000
					=============		========	=============		========
Common stock, $0.001 par value		  250,000,000		$250,000	  250,000,000		$250,000

Issued and outstanding
Preferred stock					    -  		$      -  		    -	  	$      -
					=============		========	=============		========
Common stock
Common stock prior to exchange		    1,001,000		$  1,001 		1,000		$      1
Common stock issued for acquisition
    of Success Mater (reverse merger)	   84,999,000		  84,999	   84,999,000		  84,999
Reverse merger adjustment*			    -  		       -  	       (1,000)		      (1)
					-------------		--------	-------------		--------
					   86,000,000		$ 86,000	   84,999,000		$ 84,999
					=============		========	=============		========

* Since December 31, 2007 is prior to the reverse merger which took place on July 25, 2008, the capital will only reflect that of Success Mater.







			SUCCESS MATER INVESTMENT LIMITED
				AND SUBSIDIARIES

			 (A Development Stage Company)


				FINANCIAL REPORT

			At December 31, 2007 and 2006 and
		For the Years Ended December 31, 2007 and 2006








			SUCCESS MATER INVESTMENT LIMITED
				AND SUBSIDIARIES

			  (A Development Stage Company)

				     INDEX

									PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM			2

CONSOLIDATED BALANCE SHEETS						3

CONSOLIDATED STATEMENTS OF OPERATIONS					4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY		5

CONSOLIDATED STATEMENTS OF CASH FLOWS					6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS				7-23





KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-
4868 - EMAIL :KEITHZHEN@GMAIL.COM


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Success Mater Investment Limited
(A development stage company)

We have audited the accompanying consolidated balance sheets of Success Mater Investment Limited and subsidiaries as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007. Success Mater Investment Limited and subsidiaries' management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Success Mater Investment Limited and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Success Mater Investment Limited and subsidiaries will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had net losses of $766,113 and $639,943 for the years ended December 31, 2007 and 2006, respectively; and an accumulated deficit of $2,649,841 as of December 31, 2007. In addition, Success Mater Investment Limited and subsidiaries had a working capital deficiency of $2,776,848 and an owners' deficiency of $2,807,465 at December 31, 2007. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Keith K. Zhen, CPA
----------------------
Keith K. Zhen, CPA
Brooklyn, New York
December 30, 2008






SUCCESS MATER INVESTMENT LIMITED
AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET



							    December 31,	  December 31,
								2007		      2006
							   ------------		---------------

ASSETS
Current Assets:
     Cash and cash equivalents					352,887 	$	876,477
     Others receivable						    247 		    683
     Prepaid expenses (Note 5)					 35,017 		 99,198
     Supplies							  2,691 		  3,914
     Due from related parties (Note 9)				578,225 		 28,537
							   ------------		---------------
          Total current assets					969,067 	      1,008,809

      Property, Plant and Equipment, net (Note 6)		296,870 		241,814

      Land use right, net (Note 7)				 53,371 		 51,182
							   ------------		---------------
Total Assets						      1,319,308 	$     1,301,805
							   ============		===============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accrued expenses (Note 8)					 40,976 	$	 61,315
     Others payable						 14,730 		 20,083
     Deferred revenue						238,869 		      -
     Due to related parties (Note 10)			      3,446,744 	      2,980,520
     Employee Security deposit					 36,914 		 34,614
							   ------------		---------------
          Total Current Liabilities			      3,778,233 	      3,096,532

Minority Interest						238,690 		112,926

Commitments and Contingencies (Note 13)				      -   		      -

Stockholders' Equity (Deficiency):

     Common stock, par value $0.128, 10,000
	shares authorized; 10 shares issued
	and outstanding as of December 31, 2006			      -   		      1
        100 shares issued and outstanding as of
	December 31, 2007					     13 		      -
     Registered capital					     19,339,267 	     19,211,067
     Registered capital to-be-received			    (19,157,345)	    (19,157,345)
     Accumulated deficiency				     (2,653,393)	     (1,885,341)
     Accumulated other comprehensive income		       (226,157)		(76,035)
							   ------------		---------------
        Stockholders' Equity (Deficiency)		     (2,697,615)	     (1,907,653)
							   ------------		---------------
Total Liabilities and Stockholders' Equity		      1,319,308 	$     1,301,805
							   ============		===============

See Notes to Consolidated Financial Statements
2




SUCCESS MATER INVESTMENT LIMITED
AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

										For the Period
						For the Year	For the Year	August 26, 2003
						Ended		Ended		(inception) through
						December 31, 	December 31, 	December 31,
						2007		2006		2007
						-----------	-----------	------------------

Revenues
     Sales					$	  -   	$	  -   	$	 	 -
     Costs of Sales					  -   		  -   		 	 -
						-----------	-----------	------------------
          Gross Profit					  -   		  -   		 	 -

Sales of Experimental Materials			     14,932 	      2,391 		    17,323

Operating Expenses
     Payroll					     51,452 	     37,697 		   140,121
     Employee benefit and pension		      8,889 	      7,814 		    25,025
     Depreciation and amortization expenses	     42,311 	     15,065 		    67,789
     Office expenses				     86,286 	     47,031 		   233,690
     Vehicle expenses				      8,849 	     10,620 		    43,176
     Conference expenses			      7,240 	     37,085 		   222,946
     Professional fees				    281,253 	     45,000 		   356,231
     Consultancy fees				     30,092 	    275,314 		   305,406
     Research and development expenses		    128,776 	     86,563 		   952,276
     Travel and entertainment			    160,269 	    100,178 		   366,529
						-----------	-----------	------------------

Income (Loss) from Operation			   (790,485)	   (659,976)		(2,695,866)

Other Income (Expenses)
     Interest income				      4,704 	      3,794 		     9,783
						-----------	-----------	------------------
          Total other income (expenses)		      4,704 	      3,794 		     9,783

Income before income tax and
      minority interest				   (785,781)	   (656,182)		(2,686,083)

Provision for Income Tax				  -   		  -   		 	 -
						-----------	-----------	------------------
Income before Minority Interest			   (785,781)	   (656,182)		(2,686,083)

Minority Interest				     17,729 	     14,961 		    32,690
						-----------	-----------	------------------
Net Income (Loss)				   (768,052)	   (641,221)		(2,653,393)

Other Comprehensive Income (Loss)
    Effects of Foreign Currency Conversion	   (150,122)	    (54,478)		  (226,157)
						-----------	-----------	------------------
Comprehensive Income (Loss)			$  (918,174)	$  (695,699)	$	(2,879,550)
						===========	===========	==================
Basic and Fully Diluted Earnings per Share	$(13,116.77)	$(69,569.90)	$      (104,520.87)
						===========	===========	==================
Weighted average shares outstanding			 70 		 10 		 	28
						===========	===========	==================


See Notes to Consolidated Financial Statements
3




SUCCESS MATER INVESTMENT LIMITED
AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

FOR THE PERIO AUGUST 26, 2003 (INCEPTION) THROUGH DECEMBER 31, 2007

																Accumulated
					Common Stock		Additional			Registered	Retained	Other
					$0.13  Par Value	Paid-in		Registered	Capital		Earnings	Comprehensive
					Shares		Amount	Capital		Capital		to-be-received	(Deficit)	Income		Totals
					------		------	----------	-----------	--------------	-----------	-------------	----------
Balances at
  August 26, 2003 (inception)	 	     -   	$    -  $	 -   	$16,672,707 	$  (16,672,707)	$	  -   	$	    -   $        -

Capital contribution with
    land use rights-Zhongke	 	     -   	     -   	 -   		  -   		53,722 		  -   		    -       53,722

Net income (loss)	 		     -   	     -   	 -   		  -   		     -      (10,286)		    -      (10,286)
					------		------	----------	-----------	--------------	-----------	-------------	----------
Balances at
  December 31, 2003			     -   	$    -  $	 -   	$16,672,707 	$  (16,618,985)	$   (10,286)	$	    -   $   43,436
					======		======	==========	===========	==============	===========	=============	==========
Proceeds from issuance of 10 shares of
    Success Mater's common stocks	    10 		     1 		 -   		  -   		     -   	  -   		    -	         1

Net income (loss)	 		     -   	     -   	 -   		  -   		     -     (401,370)		    -     (401,370)
					------		------	----------	-----------	--------------	-----------	-------------	----------
Balances at
  December 31, 2004			    10	 	$    1 	$	 -   	$16,672,707 	$  (16,618,985)	$  (411,656)	$	    -  $  (357,933)
					======		======	==========	===========	==============	===========	=============	==========
Net income	 			     -   	     -    	 -   		  -   		     -     (832,464)		    -     (832,464)

Other comprehensive income	 	     -   	     -   	 -   		  -   		     -   	  -   	      (21,557)	   (21,557)
					------		------	----------	-----------	--------------	-----------	-------------	----------
Balances at
    December 31, 2005	 		    10 		$    1 	$	 -   	$16,672,707 	$  (16,618,985)	$(1,244,120)	$     (21,557) $(1,211,954)
					======		======	==========	===========	==============	===========	=============	==========
Increase in registered capital-Zhongke	     -   	     -   	 -   	  2,663,160 	    (2,663,160)		  -   		    - 		 -

Proceeds from
    capital contribution-Zhongke	     -   	     -   	 -   		  -   	       124,800 		  -   		    -      124,800

Minority interest adjustment-Zhongke	     -   	     -   	 -   	   (124,800)		     -   	  -   		    -     (124,800)

Net income	 			     -   	     -   	 -   		  -   		     -     (641,221)		    -     (641,221)

Other comprehensive income		     -   	     -   	 -   		  -   		     -   	  -   	      (54,478)	   (54,478)

    December 31, 2006	 		    10 		$    1 	$	 -   	$19,211,067 	$  (19,157,345)	$(1,885,341)	$     (76,035) $(1,907,653)

Registered capital-Qinyuan	 	     -   	     -   	 -   	    128,200 	      (128,200)		  -   		    - 		 -

Proceeds from
    capital Contribution-Qinyuan	     -   	     -   	 -   		  -   	       128,200 		  -   		    -      128,200

Proceeds from issuance of 90 shares of
    Success Mater's common stocks	    90 		    12 		 -   		  -   		     -   	  -   		    -           12

Proceeds from additional paid-in capital
    contribution-Success Mater	 	     -   	     -     128,200 		  -   		     -   	  -   		    -      128,200

Cash used for Success Mater to
    acquire Qinyuan	 		     -   	     -    (128,200)		  -   		     -   	  -   		    -     (128,200)

Net income	 			     -   	     -   	 -   		  -   		     -     (768,052)		    -     (768,052)

Other comprehensive income	 	     -   	     -   	 -   		  -   		     -    	  -   	     (150,122)	  (150,122)
					------		------	----------	-----------	--------------	-----------	-------------	----------
Balances at
    December 31, 2007	 		   100 		$   13 	$	 -   	$19,339,267 	$  (19,157,345)	$(2,653,393)	$    (226,157) $(2,697,615)
					======		======	==========	===========	==============	===========	=============	==========


See Notes to Consolidated Financial Statements
4




SUCCESS MATER INVESTMENT LIMITED
AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS


												For the Period
								For the Year	For the Year	August 26, 2003
								Ended		Ended		(inception) through
								December 31, 	December 31, 	December 31,
								2007		2006		2007
								-----------	-----------	-------------------
Operating Activities

Net income (loss)						$  (768,052)	$  (641,221)	$	 (2,653,393)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest					    (17,729)	    (14,961)		    (32,690)
        Depreciation					 	     41,143 	     13,948 		     61,079
        Amortization					 	      1,168 	      1,117 		      6,710
Changes in operating assets and liabilities:
   (Increase)/Decrease in others payable				462 	      3,055 		       (160)
   (Increase)/Decrease in prepaid expenses			     67,959 	     86,813 		    (26,904)
   (Increase)/Decrease in supplies				      1,424 	     (3,835)		     (2,410)
    Increase/(Decrease) in accrued expenses			    (24,058)	     53,600 		     36,499
    Increase/(Decrease) in others payable			     (5,807)	     14,558 		     13,219
    Increase/(Decrease) in deferred revenue			    229,364 		  -   		    229,364
    Increase/(Decrease) in employee security deposit			  -   		  -   		     33,480
								-----------	-----------	-------------------
Net cash provided (used) by operating activities		   (474,126)	   (486,926)		 (2,335,205)

Investing Activities

Cash used for Success to acquire Qinyuan			   (128,200)		  -   		   (128,200)
Purchase of fixed assets					    (69,529)	   (231,617)		   (330,869)
Loans to related parties					   (525,994)	     (6,011)		   (553,671)
								-----------	-----------	-------------------
Net cash (used) by investing activities				   (723,723)	   (237,628)		 (1,012,740)

Financing Activities

Proceeds from capital contribution				    256,412 	    124,800 		    381,213
Loans from shareholders					 	    257,423 	  1,406,314 		  3,157,881
								-----------	-----------	-------------------
Net cash provided (used) by financing activities		    513,835 	  1,531,114 		  3,539,094

Increase (decrease) in cash					   (684,013)	    806,560 		    191,149
Effects of exchange rates on cash				    160,423 	     24,088 		    161,738
Cash at beginning of period					    876,477 	     45,829 		 	  -
								-----------	-----------	-------------------
Cash at end of period						$   352,887 	$   876,477 	$	    352,887
								===========	===========	===================
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest							$	 -   	$	  -   	$	 	  -
								===========	===========	===================
       Income taxes						$	 -   	$	  -   	$	 	  -
								===========	===========	===================

See Notes to Consolidated Financial Statements
5


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






Note 1 - ORGANIZATION AND BUSINESS BACKGROUND

Success Mater Investment Limited ("Success Mater" or the "Company") was incorporated on September 17, 2004 in Hong Kong under the Companies Ordinance as a limited liability company. The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards ("SFAS") No. 7.

On March 9, 2007, the sole shareholder of the Company entered into a Share Purchase Agreement (the "Agreement") with the owners of Shaanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $129,870 (RMB1,000,000). Pursuant to the Agreement, the Company agreed to purchase 100% of the ownership in Qinyuan for a cash consideration of $128,200. Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success Mater.

On January 5, 2007, Qinyuan executed a share exchange agreement (the "Share Exchange") with Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. ("Zhongke"), whereby the shareholders of Qinyuan exchanged 97.72% of the equity ownership in Qinyuan for 97.72% of the equity ownership in Zhongke. Subsequent to completion of the Share Exchange agreement, Zhongke became a majority-owned subsidiary of Qinyuan.

Zhongke was incorporated in Yangling City, Shanxi Province, PRC on August 26, 2003 under the Company Law of PRC. Zhongke is principally engaged in the business of research and development of various plant seeds. Zhongke has not developed any plant seeds with plant variety protections to date, and has not generated revenue from its planned principle operations.

On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc. ("Lvxiang"). Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to Lvxiang, and owns 95.65% ownership therein. Lvxiang was subsequently incorporated on January 5, 2007. Subsequent to the completion of incorporation, Lvxiang became a majority-owned subsidiary of the Zhongke. Lvxiang plans on becoming involved in the business of production and distribution of various fruit juice. There is no assurance, however, that Lvxiang will achieve its objectives or goals.


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

Zhongke and Lvxiang are the two of these affiliated companies that are engaged in business operations. Success Mater and Qinyuan are holding companies, whose business is to hold an equity ownership interest in Zhongke and its subsidiary, Lvxiang. All these affiliated companies are hereafter referred to as the "Company", whose structure is outlined as following:


                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006
				       /
				      /
				     /
				    /
				   /
				  /  Acquiring 100% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003

				       /
				      /
				     /
				    /
				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007


Because the control group is the same for Success Mater, Qinyuan, Zhongke, and Lvxiang, these entities are under common control pursuant to Paragraph 3 of EITF Issue No 02-5. The Management believes the business combination of these affiliated companies are qualified as a reorganization of entities under common control pursuant to Paragraphs D11-D18 of Appendix D of SFAS 141, and accordingly the method used to account for these transactions is similar to the pooling method, and the consolidated financial statements were prepared as if the reorganization occurred at the beginning of the first period presented.

The Company is considered to be a development stage company, as it has not generated revenue from its planned principle operations.

Note 2 - CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 3 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $2,653,393 at December 31, 2007 that includes operating losses of $768,052 and $641,221 for the year ended December 31, 2007 and 2006, respectively. In addition, The Company has a working capital deficiency of $2,809,166 and an shareholders' deficiency of $2,697,615 at December 31, 2007. These factors raise substantial doubt about its ability to continue as a going concern.

Management has  taken  steps  to  revise  the Company's operating and financial
requirements.   The  Company  is actively pursuing  additional  funding  and  a potential


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3 - GOING CONCERN (CONTINUED)

merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period August 26, 2003 (inception) to December 31, 2007, the Company relied heavily for its financing needs on its shareholder/directors as more fully disclosed in Note 10.

Note 4 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners' equity and amounted to $226,157 and $76,035 as of December 31, 2007 and 2006, respectively. The balance sheet amounts with the exception of equity at December 31, 2007 were translated at 7.31 RMB to $1.00 USD as compared to 7.80 RMB at December 31, 2006. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2007 and 2006 were 7.61 RMB and 7.96 RMB, respectively.

STATEMENT OF CASH FLOWS

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

REVENUE RECOGNITION

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

DEFERRED REVENUE


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

OTHERS RECEIVABLE

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.



                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUPPLIES

Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:


Building and warehouses       	20 years
Machinery and equipment       	10 years
Office equipment and furniture	5 years
Motor vehicles             	5 years



IMPAIRMENT OF LONG-LIFE ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LAND USE RIGHT

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold,


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

purchased, and exchanged in the  market.   The  successor owner of the land use
right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shanxi Province for a forty-seven-year period ended October 13, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Due from/to Affiliates

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are majority owned and controlled by directors of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

LOANS FROM DIRECTORS AND OFFICERS

Loans from directors and officers are temporally short-term loans from the directors and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

SALES OF EXPERIENTIAL MATERIALS

During its research and development process of plant seeds, Zhongke grows various plants, such as fruit and vegetable. For the extra items that Zhongke no longer needs in


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

its research and development process, it sales to third parties and therefore generates other operating income.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed when incurred. The major components of these research and development costs include experimental materials, labor cost, and payments to contractors who perform research and development function for the Company.

ADVERTISING COSTS

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $7,240, and $34,086 for the year ended December 31, 2007 and 2006, respectively.

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for employee pension was $2,647, and $2,391 for the year ended December 31, 2007 and 2006, respectively.

SALES TAX AND SALE-RELATED TAXES

Pursuant to the tax laws and regulation of PRC, a PRC resident company is obligated to pay a value-added tax ("VAT") at a rate of 17% of the gross sales price or at a rate approved by the local government. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from value-added tax.

INCOME TAXES

The  Company  accounts for income tax using SFAS No. 109 "Accounting for Income
Taxes",  which  requires   the  asset  and  liability  approach  for  financial
accounting and



                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Effective at the beginning of the year 2007, the Company adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including 50% likely of being realized upon ultimate settlement. Management does not anticipate any potential future adjustments would result in a material change to its financial position. As a result, there is no unrecognized tax benefits.

The Company has accumulated deficiency in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

STATUTORY RESERVES

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund. Since the Company has been


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

SEGMENT REPORTING

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

EARNINGS (LOSS) PER SHARE

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period August 26, 2003 (inception) through December 31, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions



                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. We have not yet determined the effect, if any, of the adoption of this statement on our financial condition or results of operations.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. We have not yet determined the effect, if any, of the adoption of this statement on our financial condition or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Company's financial position and results of operations.

In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective



                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Company will adopt SFAS No. 141 (revised 2007) and SFAS No. 160 on January 1, 2009, and the Company has not yet determined the impact, if any, on its financial statements.


Note 5 - PREPAID EXPENSES

Prepaid expenses consist of the following:

					December 31,	December 31,
					2007		2006
					-----------	-----------

Advance to consultants			$    21,159 	$    74,997
Advance to construction contractors		  -   	     13,012
Prepaid rental expenses			     12,661 	      9,504
Prepaid office expenses			      1,197 	      1,685
					-----------	-----------
       Total				$    35,017 	$    99,198
					===========	===========



Note 6 - PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:



					December 31,	December 31,
					2007		2006
					-----------	-----------
Building and warehouses			$   120,382 	$    95,880
Machinery and equipment			      5,409 	      5,073
Office equipment and furniture		     49,743 	     36,084
Motor vehicles				    147,113 	    125,310
					-----------	-----------
					    322,647 	    262,347

Less: Accumulated depreciation		    (64,743)	    (20,533)
					-----------	-----------
					    257,904 	    241,814

Add: Construction in progress		     38,966 		  -

     Total				$   296,870 	$   241,814
					===========	===========



Depreciation expense charged to operations was $41,143 and $13,948 for the year ended December 31, 2007 and 2006, respectively.





                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





Note 7 - LAND USE RIGHT

The following is a summary of land use right, less amortization:


				December 31,	December 31,
				2007		2006
				-----------	-----------
Land use right			$    60,796 	$    57,005
Less: Amortization		     (7,425)	     (5,823)
				-----------	-----------
    Accounts  receivable, net	$    53,371 	$    51,182
				===========	===========


Amortization expense charged to operations was $1,168 and $1,117 for the year ended December 31, 2007 and 2006, respectively.

Note 8 - ACCRUED EXPENSES

Accrued expenses consist of the following:

					December 31,	December 31,
					2007		2006
					-----------	-----------
Accrued employee benefit and pension	$    27,409	$    15,372
Accrued professional fees		     13,567 	     45,943
					-----------	-----------
       Total				$    40,976 	$    61,315
					===========	===========

Note 9 - DUE FROM RELATED PARTIES

Due from related parties consists of the following:

					December 31,	December 31,
Name of Related Party			2007		2006
---------------------			-----------	-----------
Shaanxi Xidenghui Shiye Co., Ltd.	$    31,336 	$    28,537
Shaanxi Changjiang Energy
  Development Co., Ltd.			    546,889 		  -
					-----------	-----------
       Total				$   578,225 	$    28,537
					===========	===========






                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





NOTE 10 - DUE TO RELATED PARTIES


Due to related parties consists of the following:

					December 31,	December 31,
Name of Related Party	Title		2007		2006
---------------------	--------	-----------	-----------
Mr. Hongjun Zhang	Director	$   378,835 	$   225,632
Ms. Ming Chen		Director	    555,299 	    398,896
Ms. Ping Li		Director	    618,920 	    580,341
Mr. Shengli Wang	Director	    781,053 	    732,368
Mr. Pingjun Nie		Director	    908,197 	    851,587
Ms. Hua Li		Director	    204,440 	    191,696
					-----------	-----------
       Total				$ 3,446,744 	$ 2,980,520
					===========	===========


NOTE 11 - INCOME TAX

ALL CHINESE ENTERPRISES ARE GOVERNED BY THE PRC INCOME TAX LAW AND VARIOUS LOCAL INCOME TAX LAWS, PURSUANT TO WHICH A COMPANY GENERALLY IS SUBJECT TO AN INCOME TAX AT AN EFFECTIVE RATE OF 33% (30% NATIONAL INCOME TAX AND 3% LOCAL INCOME TAX) ON INCOME AS REPORTED IN ITS STATUTORY FINANCIAL STATEMENTS AFTER APPROPRIATE TAX ADJUSTMENTS. BEGINNING FROM JANUARY 1, 2008, THE EFFECTIVE NATIONAL INCOME TAX RATE REDUCES TO 25%.

					    For the Year Ended
					       December 31,
					   2007		   2006
					----------	----------

Provision for PRC national income tax	$	 -   	$	 -
Provision for PRC local income tax		 -   		 -
					----------	----------
   Total provision for income taxes	$	 -   	$	 -
					==========	==========


The following table reconciles the PRC statutory rates to the Company's effective tax rate:


					    For the Year Ended
					       December 31,
					   2007		   2006
					----------	----------

PRC national income tax rate		0.00%		0.00%
PRC local income tax rate		0.00%		0.00%
					----------	----------
     Effective income tax rate		0.00%		0.00%
					==========	==========




                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 12 - OWNERS' EQUITY

SUCCESS MATER INVESTMENT LIMITED ("SUCCESS")

THE ARTICLES OF INCORPORATION AUTHORIZED SUCCESS TO ISSUE 10,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.128 (HK$ 1.00). UPON FORMATION OF THE COMPANY, ONE SHARE OF COMMON STOCK WAS ISSUED FOR $0.128 (HK$ 1.00) ON SEPTEMBER 17, 2004.

In November 2004, nine shares of common stock were issued for $1.15 (HK$9.00).

In May 2007, ninety shares of common stock were issued for $11.52 (HK$90.00).

In  Jun  2007,  the   shareholders  contributed  $128,200  (RMB  1,000,000)  as
additional paid-in capital for the acquisition of Qinyuan. The proceed was subsequently paid to the original owners of Qinyuan.

SHAANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC. ("QINYUAN")

In accordance with the Articles of Incorporation of Qinyuan, the registered capital at the date of incorporation on December 27, 2006 was $128,200 (RMB1,000,000) which was fully paid in cash by two individual owners.

SHAANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. ("ZHONGKE")

In accordance with the Articles of Incorporation of Zhongke, the registered capital at the date of incorporation on August 26, 2003 was $16,272,707 (RMB138,000,000). Upon formation of Zhongke , three individual owners and one enterprise owner contributed the use rights of two pieces of land with carrying value of $53,722 into Zhongke toward registered capital.

IN JANUARY 2006, ZHONGKE AMENDED ITS BYLAWS TO INCREASE ITS REGISTERED CAPITAL TO $16,797,508 (RMB 139,000,000). ONE NEW INDIVIDUAL OWNER CONTRIBUTED CASH OF $124,800 (RMB 1,000,000) TO ZHONGKE TOWARD REGISTERED CAPITAL.

IN NOVEMBER 2006, ZHONGKE AMENDED ITS BYLAWS TO INCREASE ITS REGISTERED CAPITAL TO $19,335,868 (RMB 158,800,000). TWO NEW ENTERPRISE OWNERS CONTRIBUTED A SET OF FRUIT JUICE PRODUCTION EQUIPMENT TO ZHONGKE TOWARD REGISTERED CAPITAL. THE MANAGEMENT BELIEVES THE CARRYING VALUE OF THIS SET OF EQUIPMENT IS IMMATERIAL AS IT HAVE BEEN FULLY DEPRECIATED ON THE CONTRIBUTORS' BOOK ON THE CONTRIBUTION DATE. IN JANUARY 2007, ZHONGKE CONTRIBUTED THIS SET OF EQUIPMENT TO LVXIANG TOWARD LVXIANG'S REGISTERED CAPITAL. THIS SET OF EQUIPMENT IS CURRENTLY IDLE.


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - OWNERS' EQUITY (CONTINUED)

SHAANXI ZHONGKE LVXIANG FRUIT INDUSTRY DEVELOPMENT, INC. ("LVXIANG")

IN  ACCORDANCE  WITH THE ARTICLES OF INCORPORATION OF LVXIANG,  THE  REGISTERED
CAPITAL AT THE DATE OF INCORPORATION ON JANUARY 5, 2007 WAS $2,964,343 (RMB22,000,000). UPON FORMATION OF LVXIANG, ONE INDIVIDUAL OWNER CONTRIBUTED CASH OF $128,200 (RMB 1,000,000) TOWARD REGISTERED CAPITAL. ZHONGKE CONTRIBUTED CASH OF $769,200 (RMB 6,000,000) AND A SET OF FRUIT JUICE PRODUCTION EQUIPMENT AS MENTIONED ABOVE.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

THE COMPANY'S ASSETS ARE LOCATED IN PRC AND REVENUES ARE DERIVED FROM OPERATIONS IN PRC.

IN TERMS OF INDUSTRY REGULATIONS AND POLICIES, THE ECONOMY OF PRC HAS BEEN TRANSITIONING FROM A PLANNED ECONOMY TO MARKET ORIENTED ECONOMY. ALTHOUGH IN RECENT YEARS THE CHINESE GOVERNMENT HAS IMPLEMENTED MEASURES EMPHASIZING THE UTILIZATION OF MARKET FORCES FOR ECONOMIC REFORMS, THE REDUCTION OF STATE OWNERSHIP OF PRODUCTIVE ASSETS AND THE ESTABLISHMENT OF SOUND CORPORATE GOVERNANCE IN BUSINESS ENTERPRISES, A SUBSTANTIAL PORTION OF PRODUCTIVE ASSETS IN PRC ARE STILL OWNED BY THE CHINESE GOVERNMENT. FOR EXAMPLE, ALL LANDS ARE STATE OWNED AND ARE LEASED TO BUSINESS ENTITIES OR INDIVIDUALS THROUGH GOVERNMENTAL GRANTING OF LAND USE RIGHTS. THE CHINESE GOVERNMENT ALSO EXERCISES SIGNIFICANT CONTROL OVER PRC'S ECONOMIC GROWTH THROUGH THE ALLOCATION OF
RESOURCES AND PROVIDING PREFERENTIAL TREATMENT TO PARTICULAR INDUSTRIES OR COMPANIES. UNCERTAINTIES MAY ARISE WITH CHANGING OF GOVERNMENTAL POLICIES AND MEASURES.

THE COMPANY FACES A NUMBER OF RISKS AND CHALLENGES NOT TYPICALLY ASSOCIATED WITH COMPANIES IN NORTH AMERICA AND WESTERN EUROPE, SINCE ITS ASSETS EXIST SOLELY IN THE PRC, AND ITS REVENUES ARE DERIVED FROM ITS OPERATIONS THEREIN. THE PRC IS A DEVELOPING COUNTRY WITH AN EARLY STAGE MARKET ECONOMIC SYSTEM, OVERSHADOWED BY THE STATE. ITS POLITICAL AND ECONOMIC SYSTEMS ARE VERY DIFFERENT FROM THE MORE DEVELOPED COUNTRIES AND ARE IN A STATE OF CHANGE. THE PRC ALSO FACES MANY SOCIAL, ECONOMIC AND POLITICAL CHALLENGES THAT MAY PRODUCE MAJOR SHOCKS AND INSTABILITIES AND EVEN CRISES, IN BOTH ITS DOMESTIC ARENA AND IN ITS RELATIONSHIPS WITH OTHER COUNTRIES, INCLUDING THE UNITED STATES. SUCH SHOCKS, INSTABILITIES AND CRISES MAY IN TURN SIGNIFICANTLY AND NEGATIVELY AFFECT THE COMPANY'S PERFORMANCE.


                       SUCCESS MATER INVESTMENT LIMITED
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASE OF LAND

THE COMPANY RENTS A PIECE OF LAND, APPROXIMATELY 27 ACRE, FOR ITS EXPERIMENTAL FIELD IN YANGLING CITY, SHANXI PROVINCE. THE LEASE IS NON-CANCELABLE AND WILL EXPIRE IN OCTOBER 1, 2020. RENT IS DUE ANNUALLY ON VERY OCTOBER 1. RENT EXPENSE CHARGED TO OPERATION WAS $15,820 AND $14,437 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006, RESPECTIVELY. AT DECEMBER 31, 2007, FUTURE MINIMUM LEASE PAYMENTS FOR THE LEASE ARE AS FOLLOWS:


Year ending

December 31,

2008        $    14,766
2009             14,766
2010             14,951
2011             15,504
2012             15,504
2013-2020       123,850
            $   199,341






		   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				AND SUBSIDIARIES

			 (A Development Stage Company)


				FINANCIAL REPORT

			   At December 31, 2007 and
		 for the period October 27, 2007 (Inception)
			   through December 31, 2007







		   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
				AND SUBSIDIARIES

			  (A Development Stage Company)

				     INDEX

									PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM			2

BALANCE SHEET								3

STATEMENT OF OPERATIONS							4

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY				5

STATEMENT OF CASH FLOWS							6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS				7-11





KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-
4868 - EMAIL :KEITHZHEN@GMAIL.COM


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Zhongke Biotec Agriculture (USA)Company
( A development stage company)

We  have  audited  the accompanying balance sheet of Zhongke Biotec Agriculture
(USA)Company (the "Company") ( a development stage company) as of December 31, 2007 and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period October 25, 2007 (Inception) through December 31, 2007. Zhongke Biotec Agriculture (USA) Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhongke Biotec Agriculture
(USA) Company ( a development stage company) as of December 31, 2007 and the results of its operations and its cash flows for the period October 25, 2007 through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred an operating loss for the period October 25, 2007 (Inception) through December 31, 2007, and as of December 31, 2007, has a working capital deficiency and a shareholders' deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York
December 28, 2008







			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)

				       BALANCE SHEET




										December 31,
										    2007
										-----------
ASSETS
Current Assets:
     Cash and cash equivalents							$	  1
										-----------
          Total Current Assets								  1

Total Assets									$	  1
										===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Loan from a shareholder (Note 5)						$       655
										-----------
          Total Current Liabilities							655

Stockholders' Equity:
     Preferred stock, par value $0.001, 50,000,000 shares authorized;
            none issued and outstanding as of December 31, 2007				  -
     Common stock, par value $0.001, 250,000,000 shares authorized;
            1,000 shares issued and outstanding as of December 31, 2007			  1
     Additional paid-in capital								  -
     Accumulated deficiency							       (655)
										-----------
         Stockholders' deficiency						       (654)
										-----------
Total Liabilities and Stockholders' Deficiency					$	  1
										===========


See Accompanying Notes to Financial Statements
2









			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)

				STATEMENT OF OPERATIONS

								  For the Period
								 October 25, 2007
							       (inception) through
								   December 31,
								       2007
								-----------------


Revenues
     Sales							$	 	-
     Costs of Sales								-
								-----------------
          Gross Profit								-

Operating Expenses
     Incorporation fees							      655
								-----------------
          Total Operating Expenses					      655

Income (Loss) from Operation						     (655)

Other Income (Expenses)								-
								-----------------
Income (Loss) before Provision for Income Tax				     (655)

Provision for Income Tax							-
								-----------------
Net Income (Loss)						$	     (655)
								=================
Basic and fully diluted earnings (loss) per share		$	    (0.66)
								=================
Weighted average shares outstanding					    1,000
								=================



See Accompanying Notes to Financial Statements
3









			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


		 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

	      FOR PERIOD MARCH 26, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007



					     Common Stock		Additional	etained
					     No  Par Value		Paid-in		Earnings
					Shares		Amount		Capital		(Deficit)	Totals
					------		------		----------	--------	------
Balances at
     the date of inception on
     October 25, 2007	 		     -   	$    -   	$	 -   	$      -   	$    -

Proceeds from issuance of
   common stock	 			 1,000 		     1 		 	 -   	       -   	     1

Net income (loss)	 		     -   	     -   		 -   	    (655)	  (655)
					------		------		----------	--------	------
Balances at
  December 31, 2007	 		 1,000 		$    1 		$	 -   	$   (655)	$ (654)
					======		======		==========	========	======




See Accompanying Notes to Financial Statements
4








			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)

				 STATEMENT OF CASH FLOWS

								  For the Period
								 October 25, 2007
							       (inception) through
								   December 31,
								       2007
								-----------------
Operating Activities

Net income (loss)						$	     (655)

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:

Changes in operating assets and liabilities:					-
								-----------------
Net cash provided (used) by operating activities			     (655)

Investing Activities

Net cash (used) by investing activities						-

Financing Activities

Proceeds from issuance of common stock						1
Loans from a shareholder						      655
								-----------------
Net cash provided (used) by financing activities			      656

Increase (decrease) in cash							1

Cash at beginning of period							-
Effects of exchange rates on cash						-
								-----------------
Cash at end of period						$		1
								=================
Supplemental Disclosures of Cash Flow Information:

   Cash paid (received) during year for:

       Interest							$	 	-
								=================
       Income taxes						$	 	-
								=================

See Accompanying Notes to Financial Statements
5





			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


			     NOTES TO FINANCIAL STATEMENTS




NOTE 1-ORGANIZATION AND BUSINESS BACKGROUND

ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY ("ZHONGKE USA" OR THE "COMPANY") WAS INCORPORATED ON OCTOBER 25, 2007 IN THE STATE OF NEVADA. THE COMPANY WAS FORMED FOR THE PURPOSE OF SEEKING AND CONSUMMATING A MERGER OR ACQUISITION WITH A BUSINESS ENTITY ORGANIZED AS A PRIVATE CORPORATION, PARTNERSHIP, OR SOLE PROPRIETORSHIP AS DEFINED BY STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 7.

THE COMPANY HAS SELECTED DECEMBER 31 AS ITS FISCAL YEAR ENDING. THE COMPANY HAS NOT YET GENERATED REVENUES FROM OPERATIONS AND IS CONSIDERED A DEVELOPMENT STAGE COMPANY.

NOTE 2-GOING CONCERN

THE COMPANY INCURRED NET LOSSES OF $655 FOR THE PERIOD OCTOBER 25, 2007 (INCEPTION) TO DECEMBER 31, 2007. IN ADDITION, THE COMPANY HAD A WORKING CAPITAL DEFICIENCY OF $654 AND A STOCKHOLDERS' DEFICIENCY OF $654 AT DECEMBER 31, 2007. THESE FACTORS RAISE SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period October 25, 2007 (inception) to December 31, 2007, the Company relied heavily for its financing needs on its shareholder Mr. Charles Barkley.

NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in U.S. dollars.


			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


			     NOTES TO FINANCIAL STATEMENTS





NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

VALUATION OF LONG-LIVED ASSETS

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

REVENUE RECOGNITION

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.



			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


			     NOTES TO FINANCIAL STATEMENTS



NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

Advertising costs will be expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The Company did not incur any advertising costs during the period October 25, 2007 through December 31, 2007.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period October 25, 2007 through December 31, 2007.

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

COMPREHENSIVE INCOME


Statement  of  Financial  Accounting  Standards  (SFAS)   No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources.

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.



			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


			     NOTES TO FINANCIAL STATEMENTS




NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEGMENT REPORTING

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently plans on operating in one principal business segment. Therefore, segment disclosure is not presented.

EARNINGS (LOSS) PER SHARE

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period October 25, 2007 through December 31, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. We have not yet determined the effect, if any, of the adoption of this statement on our financial condition or results of operations.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142,



			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


			     NOTES TO FINANCIAL STATEMENTS




NOTE 3-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early adoption prohibited. We have not yet determined the effect, if any, of the adoption of this statement on our financial condition or results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Company's financial position and results of operations.

In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Company will adopt SFAS No. 141 (revised
2007) and SFAS No. 160 on January 1, 2009, and the Company has not yet determined the impact, if any, on its financial statements.




			ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
			      (A Development Stage Company)


			     NOTES TO FINANCIAL STATEMENTS


NOTE 4- LOAN FROM A SHAREHOLDER

LOAN FROM A SHAREHOLDER ARE LOANS FROM A SHAREHOLDER, MR. CHARLES BARKLEY, TO FINANCE THE COMPANY'S OPERATION DUE TO LACK OF CASH RESOURCES. THESE LOANS ARE UNSECURED, NON-INTEREST BEARING AND HAVE NO FIXED TERMS OF REPAYMENT, THEREFORE, DEEMED PAYABLE ON DEMAND. CASH FLOW FROM THIS ACTIVITY IS CLASSIFIED AS CASH FLOWS FROM FINANCING ACTIVITY. THE TOTAL BORROWING FROM MR. BARKLEY WAS $655 FOR THE PERIOD OCTOBER 25, 2007 THROUGH DECEMBER 31, 2007.


NOTE 5- COMMON STOCK

THE ARTICLES OF INCORPORATION AUTHORIZED THE COMPANY TO ISSUE 50,000,000 SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $0.001, AND 250,000,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.001. UPON FORMATION OF THE COMPANY, 1,000 SHARES OF COMMON STOCK WERE ISSUED TO MR. CHARLES BARKLEY FOR $1.

NOTE 6- COMMITMENTS AND CONTINGENCIES

THE COMPANY FACES A NUMBER OF RISKS AND CHALLENGES NOT TYPICALLY ASSOCIATED WITH COMPANIES IN NORTH AMERICA AND WESTERN EUROPE, SINCE ITS ASSETS EXIST SOLELY IN THE PRC, AND ITS REVENUES ARE DERIVED FROM ITS OPERATIONS THEREIN. THE PRC IS A DEVELOPING COUNTRY WITH AN EARLY STAGE MARKET ECONOMIC SYSTEM, OVERSHADOWED BY THE STATE. ITS POLITICAL AND ECONOMIC SYSTEMS ARE VERY DIFFERENT FROM THE MORE DEVELOPED COUNTRIES AND ARE IN A STATE OF CHANGE. THE PRC ALSO FACES MANY SOCIAL, ECONOMIC AND POLITICAL CHALLENGES THAT MAY PRODUCE MAJOR SHOCKS AND INSTABILITIES AND EVEN CRISES, IN BOTH ITS DOMESTIC ARENA AND IN ITS RELATIONSHIPS WITH OTHER COUNTRIES, INCLUDING THE UNITED STATES. SUCH SHOCKS, INSTABILITIES AND CRISES MAY IN TURN SIGNIFICANTLY AND NEGATIVELY AFFECT THE COMPANY'S PERFORMANCE.

NOTE 7- SUBSEQUENT EVENT

ON JULY 25, 2008, THE SHAREHOLDER OF ZHONGKE USA ENTER INTO A PLAN OF EXCHANGE AGREEMENT (THE "PLAN") WITH THE SHAREHOLDERS OF SUCCESS MATER INVESTMENT LIMITED ("SUCCESS MATER"), PURSUANT TO WHICH ZHONGKE USA AGREED TO ACQUIRE 100% OF SUCCESS MATER IN EXCHANGE FOR 84,999,000 SHARES OF ZHONGKE USA'S COMMON STOCK. SUBSEQUENT TO THE COMPLETION OF THE PLAN, SUCCESS MATER BECAME A WHOLLY-OWNED SUBSIDIARY OF ZHONGKE USA.

SUCCESS MATER WAS INCORPORATED ON SEPTEMBER 17, 2004 IN HONG KONG UNDER THE COMPANIES ORDINANCE AS A LIMITED LIABILITY COMPANY. SUCCESS MATER IS
PRINCIPALLY ENGAGED IN THE BUSINESS OF RESEARCH AND DEVELOPMENT OF VARIOUS PLANT SEEDS, VIA ITS MAJORITY-OWNED SUBSIDIARIES.







		    ZHONGKE BIOTEC AGRITULTURE (USA) COMPANY
				AND SUBSIDIARIES

			 (A Development Stage Company)


				FINANCIAL REPORT










		    ZHONGKE BIOTEC AGRITULTURE (USA) COMPANY
				AND SUBSIDIARIES

			 (A Development Stage Company)


                 INDEX

                                     PAGE


CONSOLIDATED BALANCE SHEETS             	2

CONSOLIDATED STATEMENTS OF OPERATIONS     	3

CONSOLIDATED STATEMENTS OF CASH FLOWS     	4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	5-20



				ZHONGKE BIOTEC AGRITULTURE (USA) COMPANY
					   AND SUBSIDIARIES

				     (A Development Stage Company)

				      CONSOLIDATED BALANCE SHEETS





								September 30,		December 31,
								    2008		    2007
								(unaudited)
								------------		-----------
ASSETS
Current Assets:
     Cash and cash equivalents					      24,230 		$   352,887
     Others receivable						      12,716 		 	247
     Prepaid expenses (Note 6)					      12,866 		     35,017
     Supplies							       2,070 		      2,691
     Due from related parties (Note 10)				     616,941 		    578,225
								------------		-----------
          Total current assets					     668,823 		    969,067

      Property, Plant and Equipment, net (Note 7)		     392,753 		    296,870

      Land use right, net (Note 8)				      57,138 		     53,371
								------------		-----------
Total Assets							   1,118,714 		$ 1,319,308
								============		===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accrued expenses (Note 9)					      91,499 		$    40,976
     Others payable						       2,922 		     14,730
     Deferred revenue						     426,268 		    238,869
     Due to related parties (Note 10)				   3,550,669 		  3,446,744
     Employee Security deposit					      39,388 		     36,914
								------------		-----------
          Total Current Liabilities				   4,110,746 		  3,778,233

Minority Interest						     246,276 		    238,690

Commitments and Contingencies (Note 14)					   -   		  	  -

Stockholders' Equity:
     Preferred stock, par value $0.001, 50,000,000
	shares authorized; none issued and outstanding
	as of September 30, 2008 and December 31, 2007			   -   		  	  -
     Common stock, par value $0.001, 250,000,000
	shares authorized;
            86,000,000 shares issued and outstanding as
	      of September 30, 2008
            84,999,000 shares issued and outstanding as
	      of December 31, 2007				      86,000 		     84,999
     Registered capital						  19,339,267 		 19,339,267
     Registered capital to-be-received				 (19,243,332)		(19,242,331)
     Accumulated deficiency					  (3,006,076)		 (2,653,393)
     Accumulated other comprehensive income			    (414,167)		   (226,157)
								------------		-----------
        Stockholders' Equity					  (3,238,308)		 (2,697,615)
								------------		-----------
Total Liabilities and Stockholders' Equity			   1,118,714 		$ 1,319,308
								============		===========




See Notes to Consolidated Financial Statements
2




					ZHONGKE BIOTEC AGRITULTURE (USA) COMPANY
						    AND SUBSIDIARIES

					      (A Development Stage Company)

					  CONSOLIDATED STATEMENTS OF OPERATIONS




														      For the Period
														      August 26, 2003
							For the Three Months Ended	For the Nine Months Ended   (inception) through
								September 30, 			September 30, 	       September 30,
							    2008	    2007	    2008	    2007	    2008
							(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
							----------	----------	----------	----------	-----------
Revenues
     Sales						$	 -   	$	 -   	$	 -   	$	 -   	$	  -
     Costs of Sales			 			 -   		 -   		 -   		 -   		  -
							----------	----------	----------	----------	-----------
          Gross Profit			 			 -   		 -   		 -   		 -   		  -

Sales of Experimental Materials				     9,920 	     4,801 	    25,518 	     5,381 	     42,841

Operating Expenses
     Payroll			 			    13,339 	    13,105 	    45,801 	    21,300 	    185,922
     Employee benefit and pension			       735 	     2,502 	     2,160 	     4,286 	     27,185
     Depreciation and amortization expenses		    13,372 	    10,659 	    38,838 	    20,171 	    106,627
     Office expenses			 		     6,387 	    21,907 	    37,688 	    45,780 	    271,378
     Vehicle expenses			 		    11,179 	     6,950 	    29,576 	     6,521 	     72,752
     Conference expenses			 	     2,343 	     3,926 	     8,550 	       686 	    231,496
     Professional fees			 		    45,062 	       582 	    45,910 	    82,498 	    402,141
     Consultancy fees			 		     1,411 	     4,535 	    23,434 	    22,527 	    328,840
     Research and development expenses			    43,030 	   110,268 	    79,438 	    14,370 	  1,031,714
     Travel and entertainment			 	    17,941 	    18,244 	    68,189 	    60,081 	    434,718
							----------	----------	----------	----------	-----------
          Total Operating Expenses			   154,799 	   192,678 	   379,584 	   278,220 	  3,092,773

Income (Loss) from Operation			 	  (144,879)	  (187,877)	  (354,066)	  (272,839)	 (3,049,932)

Other Income (Expenses)
     Interest income						24	       491	       803	     3,392 	     10,586
     Charity donation			 			 -   		 -   	    (7,144)		 -   	     (7,144)
     Other income (expense)			 	      (517)		 -   	      (500)		 -   	       (500)
							----------	----------	----------	----------	-----------
          Total other income (expenses)			      (493)	       491 	    (6,841)	     3,392 	      2,942

Income before income tax and
      minority interest			 		  (145,372)	  (187,386)	  (360,907)	  (269,447)	 (3,046,990)

Provision for Income Tax			 		 -   		 -   		 -   		 -   		  -
							----------	----------	----------	----------	-----------
Income before Minority Interest			 	  (145,372)	  (187,386)	  (360,907)	  (269,447)	 (3,046,990)

Minority Interest					     3,312 	     4,257 	     8,224 		 -   	     40,914
							----------	----------	----------	----------	-----------
Net Income (Loss)			 		  (142,060)	  (183,129)	  (352,683)	  (269,447)	 (3,006,076)

Other Comprehensive Income (Loss)
    Effects of Foreign Currency Conversion		    (8,215)	   (32,066)	  (188,010)	   (33,394)	   (414,167)
							----------	----------	----------	----------	-----------
Comprehensive Income (Loss)				$ (150,275)	$ (215,195)	$ (540,693)	$ (302,841)	$(3,420,242)
							==========	==========	==========	==========	===========
Basic and Fully Diluted Earnings per Share		$    (0.00)	$    (0.00)	$    (0.01)	$    (0.00)	$     (0.04)
							==========	==========	==========	==========	===========
Weighted average shares outstanding			85,727,989 	84,999,000 	85,244,667 	84,999,000 	 85,035,077
							==========	==========	==========	==========	===========




See Notes to Consolidated Financial Statements
3






				ZHONGKE BIOTEC AGRITULTURE (USA) COMPANY
					   AND SUBSIDIARIES

				     (A Development Stage Company)

				CONSOLIDATED STATEMENTS OF CASH FLOWS







										      For the Period
							For the Year	For the Year  August 26, 2003
							   Ended	   Ended    (inception) through
							December 31, 	December 31, 	December 31,
							    2007	    2006	    2007
							(unaudited)	(unaudited)	(unaudited)
							----------	----------	------------
Operating Activities

Net income (loss)					$ (352,683)	$ (453,353)	$ (3,006,076)
Adjustments to reconcile net income (loss) to
   net cash provided (used) by operating activities:
        Minority interest				    (8,224)	   (10,394)	     (40,914)
        Depreciation					    37,885 	    29,961 	      98,964
        Amortization					       953 	       869 	       7,663
Changes in operating assets and liabilities:
   (Increase)/Decrease in others payable		   (12,197)	  (232,227)	     (12,357)
   (Increase)/Decrease in prepaid expenses		    23,992 	    66,474 	      (2,911)
   (Increase)/Decrease in supplies			       785 	     1,056 	      (1,625)
    Increase/(Decrease) in accrued expenses		    46,798 	   (25,112)	      83,297
    Increase/(Decrease) in other payable		   (12,531)	   (14,248)		 688
    Increase/(Decrease) in deferred revenue		   167,884 		 -   	     397,248
    Increase/(Decrease) in employee security deposit		 -   		 -   	      33,480
							----------	----------	------------
Net cash provided (used) by operating activities	  (107,338)	  (636,974)	  (2,442,543)

Investing Activities

Cash used for Success to acquire Qinyuan			 -   	  (128,200)	    (128,200)
Purchase of fixed assets				   (78,401)	   (27,606)	    (409,270)
Loans to related parties					 -   	  (456,841)	    (553,671)
							----------	----------	------------
Net cash (used) by investing activities			   (78,401)	  (612,647)	  (1,091,141)

Financing Activities

Proceeds from capital contribution				 -   	   256,412 	     381,213
Loans from related parties					 -   	   123,766 	   3,157,881
Payback of loans from related parties			  (124,254)		 -   	    (124,254)
							----------	----------	------------
Net cash provided (used) by financing activities	  (124,254)	   380,178 	   3,414,839

Increase (decrease) in cash				  (309,994)	  (869,443)	    (118,845)
Effects of exchange rates on cash			   (18,664)	   150,294 	     143,075
Cash at beginning of period				   352,887 	   876,477 		   -
							----------	----------	------------
Cash at end of period					$   24,230 	$  157,328 	$     24,230
							==========	==========	============
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during year for:
       Interest						$	 -   	$	 -   	$	   -
							==========	==========	============
       Income taxes					$	 -   	$	 -   	$	   -
							==========	==========	============




See Notes to Consolidated Financial Statements
4






                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1-BASIS OF PRESENTATION

THE  ACCOMPANYING  UNAUDITED FINANCIAL STATEMENTS OF ZHONGKE BIOTEC AGRICULTURE
(USA) COMPANY AND SUBSIDIARIES, (THE "COMPANY" OR "ZHONGKE USA") WERE PREPARED PURSUANT TO THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. CERTAIN INFORMATION AND FOOTNOTE DISCLOSURES NORMALLY INCLUDED IN FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH ACCOUNTING
PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA HAVE BEEN CONDENSED OR OMITTED PURSUANT TO SUCH RULES AND REGULATIONS. MANAGEMENT OF THE COMPANY ("MANAGEMENT") BELIEVES THAT THE FOLLOWING DISCLOSURES ARE ADEQUATE TO MAKE THE INFORMATION PRESENTED NOT MISLEADING. THESE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE AUDITED FINANCIAL STATEMENTS AND THE NOTES FOR THE YEAR ENDED DECEMBER 31, 2007.

THESE UNAUDITED FINANCIAL STATEMENTS REFLECT ALL ADJUSTMENTS, CONSISTING ONLY OF NORMAL RECURRING ADJUSTMENTS THAT, IN THE OPINION OF MANAGEMENT, ARE NECESSARY TO PRESENT FAIRLY THE FINANCIAL POSITION AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE PERIODS PRESENTED. OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008, ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPECTED FOR THE YEAR ENDING DECEMBER 31, 2008.

NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND

ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY ("ZHONGKE USA" OR THE "COMPANY") WAS INCORPORATED ON OCTOBER 25, 2007 IN THE STATE OF NEVADA. THE COMPANY WAS FORMED FOR THE PURPOSE OF SEEKING AND CONSUMMATING A MERGER OR ACQUISITION WITH A BUSINESS ENTITY ORGANIZED AS A PRIVATE CORPORATION, PARTNERSHIP, OR SOLE PROPRIETORSHIP AS DEFINED BY STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 7.

ON JULY 25, 2008, THE SHAREHOLDER OF ZHONGKE USA ENTER INTO A PLAN OF EXCHANGE AGREEMENT (THE "PLAN") WITH THE SHAREHOLDERS OF SUCCESS MATER INVESTMENT LIMITED ("SUCCESS MATER"), PURSUANT TO WHICH ZHONGKE USA AGREED TO ACQUIRE 100% OF SUCCESS MATER IN EXCHANGE FOR 84,999,000 SHARES OF ZHONGKE USA'S COMMON STOCK. SUBSEQUENT TO THE COMPLETION OF THE PLAN, SUCCESS MATER BECAME A WHOLLY-OWNED SUBSIDIARY OF ZHONGKE USA.

SUCCESS MATER WAS INCORPORATED ON SEPTEMBER 17, 2004 IN HONG KONG UNDER THE COMPANIES ORDINANCE AS A LIMITED LIABILITY COMPANY. THE COMPANY WAS FORMED FOR


                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

THE PURPOSE OF SEEKING AND CONSUMMATING A MERGER OR ACQUISITION WITH A BUSINESS ENTITY ORGANIZED AS A PRIVATE CORPORATION, PARTNERSHIP, OR SOLE PROPRIETORSHIP.

ON MARCH 9, 2007, THE SHAREHOLDER OF SUCCESS MATER ENTERED INTO A SHARE PURCHASE AGREEMENT (THE "AGREEMENT") WITH THE OWNERS OF SHAANXI QINYUAN AGRICULTURE TECHNOLOGY DEVELOPMENT CO., INC. ("QINYUAN"), A LIMITED LIABILITY COMPANY INCORPORATED IN THE PEOPLE'S REPUBLIC OF CHINA ("PRC") ON DECEMBER 27, 2006 WITH A REGISTERED CAPITAL OF $129,870 (RMB1,000,000). PURSUANT TO THE AGREEMENT, THE COMPANY AGREED TO PURCHASE 100% OF THE OWNERSHIP IN QINYUAN FOR A CASH CONSIDERATION OF $129,870. SUBSEQUENT TO THE COMPLETION OF THE AGREEMENT, QINYUAN BECAME A WHOLLY-OWNED SUBSIDIARY OF SUCCESS MATER.

ON JANUARY 5, 2007, QINYUAN EXECUTED A SHARE EXCHANGE AGREEMENT (THE "SHARE EXCHANGE") WITH SHAANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. ("ZHONGKE"), WHEREBY THE SHAREHOLDERS OF QINYUAN EXCHANGED 97.72% OF THE EQUITY OWNERSHIP IN QINYUAN FOR 97.72% OF THE EQUITY OWNERSHIP IN ZHONGKE. SUBSEQUENT TO COMPLETION OF THE SHARE EXCHANGE AGREEMENT, ZHONGKE BECAME A MAJORITY-OWNED SUBSIDIARY OF QINYUAN.

ZHONGKE WAS INCORPORATED IN YANGLING CITY, SHANXI PROVINCE, PRC ON AUGUST 26, 2003 UNDER THE COMPANY LAW OF PRC. ZHONGKE IS PRINCIPALLY ENGAGED IN THE BUSINESS OF RESEARCH AND DEVELOPMENT OF VARIOUS PLANT SEEDS. ZHONGKE HAS NOT DEVELOPED ANY PLANT SEEDS WITH PLANT VARIETY PROTECTIONS TO DATE, AND HAS NOT GENERATED REVENUE FROM ITS PLANNED PRINCIPLE OPERATIONS.

ON DECEMBER 27, 2006, ZHONGKE EXECUTED AN AGREEMENT WITH MR. ZHANG HONGJUN, A PRC CITIZEN, TO ESTABLISH A JOINT VENTURE, SHAANXI ZHONGKE LVXIANG FRUIT INDUSTRY DEVELOPMENT, INC. ("LVXIANG"). PURSUANT TO THE AGREEMENT, ZHONGKE CONTRIBUTED CASH OF $769,200 (RMB 6,000,000) AND A SET OF FRUIT JUICE PRODUCTION EQUIPMENT TO LVXIANG, AND OWNS 95.65% OWNERSHIP THEREIN. LVXIANG WAS SUBSEQUENTLY INCORPORATED ON JANUARY 5, 2007. SUBSEQUENT TO THE COMPLETION OF INCORPORATION, LVXIANG BECAME A MAJORITY-OWNED SUBSIDIARY OF THE ZHONGKE. LVXIANG PLANS ON BECOMING INVOLVED IN THE BUSINESS OF PRODUCTION AND DISTRIBUTION OF VARIOUS FRUIT JUICE. THERE IS NO ASSURANCE, HOWEVER, THAT LVXIANG WILL ACHIEVE ITS OBJECTIVES OR GOALS.

ZHONGKE AND LVXIANG ARE THE TWO OF THESE AFFILIATED COMPANIES THAT ARE ENGAGED IN BUSINESS OPERATIONS. ZHONGKE USA, SUCCESS MATER, AND QINYUAN ARE HOLDING COMPANIES, WHOSE BUSINESS IS TO HOLD AN EQUITY OWNERSHIP INTEREST IN ZHONGKE AND


                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2-ORGANIZATION AND BUSINESS BACKGROUND (CONTINUED)

ITS  SUBSIDIARY,  LVXIANG.    ALL  THESE  AFFILIATED  COMPANIES  ARE  HEREAFTER
REFERRED TO AS THE "COMPANY", WHOSE STRUCTURE IS OUTLINED AS FOLLOWING:


                    Zhongke Biotec Agriculture (USA) Company
                                 "Zhongke USA"
                       Incorporated in the State of Nevada
                            on October 25, 2007
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 7/25/2008
	--------------------------------------------------------------
                      Success Mater Investment Limited
                                 "Success "
                          Incorporated in Hong Kong
                            on September 17, 2004
				       /
				      /
				     /
				    /
				   /
				  /	Acquiring 100% equity interest on 3/9/2007
	 ------------------------------------------------------------
         Shaanxi Qinyuan Agriculture Technology Development Co., Inc.
                                 "Qinyuan"
                  Incorporated in Shaanxi Province, PRC
                          on December 27, 2006
				       /
				      /
				     /
				    /
				   /
				  /  Acquiring 100% equity interest on 1/5/2007
	-------------------------------------------------------------
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co.Ltd.
				     "Zhongke"
		     Incorporated in Shaanxi Province, PRC
				on August 26, 2003

				       /
				      /
				     /
				    /
				   /	Owning 95.65% equity interest
				  / 	since inception on 1/5/2007
	------------------------------------------------------------
            Shaanxi Zhongke Lvxiang Fruit Industry Development, Inc.
                                   "Lvxiang"
                    Incorporated in Shaanxi Province, PRC
                              on January 5, 2007




NOTE 3- CONTROL BY PRINCIPAL OWNERS

THE DIRECTORS, EXECUTIVE OFFICERS, THEIR AFFILIATES, AND RELATED PARTIES OWN, DIRECTLY OR INDIRECTLY, BENEFICIALLY AND IN THE AGGREGATE, THE MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL OF THE COMPANY. ACCORDINGLY, DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATES, IF THEY VOTED THEIR SHARES UNIFORMLY, WOULD HAVE THE ABILITY TO CONTROL THE APPROVAL OF MOST CORPORATE ACTIONS, INCLUDING APPROVING SIGNIFICANT EXPENSES, INCREASING THE AUTHORIZED CAPITAL AND THE DISSOLUTION, MERGER OR SALE OF THE COMPANY'S ASSETS.

NOTE 4- GOING CONCERN

AS REFLECTED IN THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS, THE COMPANY HAS AN ACCUMULATED DEFICIT OF $3,006,076 AT SEPTEMBER 30, 2008 THAT INCLUDES OPERATING LOSSES OF $352,683 AND $768,052 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND THE YEAR ENDED DECEMBER 31, 2007, RESPECTIVELY. IN ADDITION, THE COMPANY HAS A WORKING CAPITAL DEFICIENCY OF $3,441,923 AND A SHAREHOLDERS' DEFICIENCY OF $3,238,308 AT SEPTEMBER 30, 2008. THESE FACTORS RAISE SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN.

MANAGEMENT HAS  TAKEN  STEPS  TO  REVISE  THE COMPANY'S OPERATING AND FINANCIAL
REQUIREMENTS. THE COMPANY IS ACTIVELY PURSUING ADDITIONAL FUNDING AND A POTENTIAL MERGER OR ACQUISITION CANDIDATE AND STRATEGIC PARTNERS, WHICH WOULD ENHANCE OWNERS' INVESTMENT. HOWEVER, THERE CAN BE NO ASSURANCE THAT SUFFICIENT FUNDS REQUIRED DURING THE NEXT YEAR OR THEREAFTER WILL BE GENERATED FROM OPERATIONS OR THAT FUNDS WILL BE AVAILABLE FROM EXTERNAL SOURCES SUCH AS DEBT OR EQUITY FINANCINGS OR OTHER POTENTIAL SOURCES. THE LACK OF ADDITIONAL CAPITAL RESULTING FROM THE INABILITY TO GENERATE CASH FLOW FROM OPERATIONS OR TO RAISE CAPITAL FROM EXTERNAL SOURCES WOULD FORCE THE COMPANY TO SUBSTANTIALLY CURTAIL OR CEASE OPERATIONS AND WOULD, THEREFORE, HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ANY SUCH REQUIRED FUNDS, IF AVAILABLE, WILL BE AVAILABLE ON ATTRACTIVE TERMS OR THAT THEY WILL NOT HAVE A SIGNIFICANT DILUTIVE EFFECT ON THE COMPANY'S EXISTING STOCKHOLDERS.


                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4- GOING CONCERN (CONTINUED)

THE ACCOMPANYING FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS RELATED TO THE RECOVERABILITY OR CLASSIFICATION OF ASSET-CARRYING AMOUNTS OR THE AMOUNTS AND CLASSIFICATION OF LIABILITIES THAT MAY RESULT SHOULD THE COMPANY BE UNABLE TO CONTINUE AS A GOING CONCERN.

DURING THE PERIOD AUGUST 26, 2003 (INCEPTION) TO SEPTEMBER 30, 2008, THE COMPANY RELIED HEAVILY FOR ITS FINANCING NEEDS ON ITS SHAREHOLDER/DIRECTORS AS MORE FULLY DISCLOSED IN NOTE 11.

NOTE 5- SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA ("US GAAP"). THIS BASIS OF ACCOUNTING DIFFERS FROM THAT USED IN THE STATUTORY ACCOUNTS OF THE COMPANY, WHICH ARE PREPARED IN ACCORDANCE WITH THE "ACCOUNTING PRINCIPLES OF CHINA " ("PRC GAAP").

THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDE THE ACCOUNTS OF THE COMPANY AND ALL ITS MAJORITY-OWNED SUBSIDIARIES WHICH REQUIRE CONSOLIDATION. INTER-COMPANY TRANSACTIONS HAVE BEEN ELIMINATED IN CONSOLIDATION.

FOREIGN CURRENCIES TRANSLATION

THE COMPANY MAINTAINS ITS BOOKS AND ACCOUNTING RECORDS IN PRC CURRENCY "RENMINBI" ("RMB"), WHICH IS DETERMINED AS THE FUNCTIONAL CURRENCY. TRANSACTIONS DENOMINATED IN CURRENCIES OTHER THAN RMB ARE TRANSLATED INTO RMB AT THE EXCHANGE RATES QUOTED BY THE PEOPLE'S BANK OF CHINA ("PBOC") PREVAILING AT THE DATE OF THE TRANSACTIONS. MONETARY ASSETS AND LIABILITIES DENOMINATED IN CURRENCIES OTHER THAN RMB ARE TRANSLATED INTO RMB USING THE APPLICABLE EXCHANGE RATES QUOTED BY THE PBOC AT THE BALANCE SHEET DATES. EXCHANGE DIFFERENCES ARE INCLUDED IN THE STATEMENTS OF CHANGES IN OWNERS' EQUITY. GAIN AND LOSSES RESULTING FROM FOREIGN CURRENCY TRANSACTIONS ARE INCLUDED IN OPERATIONS.

THE COMPANY'S FINANCIAL STATEMENTS ARE TRANSLATED INTO THE REPORTING CURRENCY, THE UNITED STATES DOLLAR ("US$"). ASSETS AND LIABILITIES OF THE COMPANY ARE TRANSLATED AT THE PREVAILING EXCHANGE RATE AT EACH REPORTING PERIOD END. CONTRIBUTED CAPITAL ACCOUNTS ARE TRANSLATED USING THE HISTORICAL RATE OF EXCHANGE WHEN CAPITAL IS INJECTED. INCOME AND EXPENSE ACCOUNTS ARE TRANSLATED AT THE AVERAGE RATE OF

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EXCHANGE DURING THE REPORTING PERIOD. TRANSLATION ADJUSTMENTS RESULTING FROM TRANSLATION OF THESE CONSOLIDATED FINANCIAL STATEMENTS ARE REFLECTED AS ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) IN THE CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY.

TRANSLATION ADJUSTMENTS RESULTING FROM THIS PROCESS ARE INCLUDED IN ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) IN THE STATEMENT OF CHANGES IN OWNERS' EQUITY AND AMOUNTED TO $414,167 AND $226,157 AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007, RESPECTIVELY. THE BALANCE SHEET AMOUNTS WITH THE EXCEPTION OF EQUITY AT SEPTEMBER 30, 2008 WERE TRANSLATED AT 6.86 RMB TO $1.00 USD AS COMPARED TO 7.31 RMB AT DECEMBER 31, 2007. THE EQUITY ACCOUNTS WERE STATED AT THEIR HISTORICAL RATE. THE AVERAGE TRANSLATION RATES APPLIED TO INCOME STATEMENT ACCOUNTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 WERE 7.00 RMB AND 7.68 RMB, RESPECTIVELY.

STATEMENT OF CASH FLOWS

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

REVENUE RECOGNITION

The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable.

DEFERRED REVENUE

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers. Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

OTHERS RECEIVABLE

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

SUPPLIES

Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.
NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:


Building and warehouses       		20 years
Machinery and equipment       		10 years
Office equipment and furniture		5 years
Motor vehicles              		5 years

IMPAIRMENT OF LONG-LIFE ASSETS

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LAND USE RIGHT

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shanxi Province for a forty-seven-year period ended October 13, 2051. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RELATED PARTIES

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

DUE FROM/TO AFFILIATES

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are majority owned and controlled by directors of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

LOANS FROM DIRECTORS AND OFFICERS

Loans from directors and officers are temporally short-term loans from our owners and officers to finance the Company's operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

SALES OF EXPERIENTIAL MATERIALS

During its research and development process of plant seeds, Zhongke grows various plants, such as fruit and vegetable. For the extra items that Zhongke no longer needs in its research and development process, it sales to third parties and therefore generates other operating income.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed when incurred. The major components of these research and development costs include experimental materials, labor cost, and payments to contractors who perform research and development function for the Company.

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

Advertising costs are expensed as incurred in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs". The advertising costs were $4,644, and $4,612 for the nine months ended September 30, 2008 and 2007, respectively.

PENSION AND EMPLOYEE BENEFITS

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for employee pension was $2,160, and $1,970 for the nine months ended September 30, 2008 and 2007, respectively.

SALES TAX AND SALE-RELATED TAXES

Pursuant to the tax laws and regulation of PRC, a PRC resident company is obligated to pay a value-added tax ("VAT") at a rate of 17% of the gross sales price or at a rate approved by the local government. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from value-added tax.

INCOME TAXES

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.


                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective at the beginning of the year 2007, the Company adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including 50% likely of being realized upon ultimate settlement. Management does not anticipate any potential future adjustments would result in a material change to its financial position. As a result, there is no unrecognized tax benefits.

The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

The Company accounts for income taxes in interim periods as required by Accounting Principles Board Opinion No. 28 "Interim Financial Reporting" and as interpreted by FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods". The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate.

The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

STATUTORY RESERVES

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund. Since the Company has been

                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

SEGMENT REPORTING

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

INTERIM FINANCIAL INFORMATION

The unaudited balance sheet, the unaudited statements of income and cash flows have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In our opinion, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at September 30, 2008, and 2007, have been included. Readers of these financial statements should note that the interim results for the nine month periods ended September 30, 2008, and September 30, 2007, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

EARNINGS (LOSS) PER SHARE


                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period August 26, 2003 (inception) through September 30, 2008.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing earnings per share ("EPS"). FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early application of EITF 03-6-1 is prohibited. It also requires that all prior-period EPS data be adjusted retrospectively. We have not yet determined the effect, if any, of the adoption of this statement on our financial condition or results of operations.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP FAS 142-3") which amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS No. 142, Goodwill and Other Intangible Assets ("FAS No. 142"). FSP FAS 142-3 applies to intangible assets that are acquired individually or with a group of assets and intangible assets acquired in both business combinations and asset acquisitions. It removes a provision under FAS No. 142, requiring an entity to consider whether a contractual renewal or extension clause can be accomplished without substantial cost or material modifications of the existing terms and conditions associated with the asset. Instead, FSP FAS 142-3 requires that an entity consider its own experience in renewing similar arrangements. An entity would consider market participant assumptions regarding renewal if no such relevant experience exists. FSP FAS 142-3 is effective for year ends beginning after December 15, 2008 with early


                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

adoption prohibited. We have not yet determined the effect, if any, of the adoption of this statement on our financial condition or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Hedging Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Company's financial position and results of operations.

In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("SFAS 141R") and No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment to ARB No. 51" ("SFAS 160"). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. The Company will adopt SFAS No. 141 (revised
2007) and SFAS No. 160 on January 1, 2009, and the Company has not yet determined the impact, if any, on its financial statements.

NOTE 6- PREPAID EXPENSES

Prepaid expenses consist of the following:

				September 30,	December 31,
				2007		2007
				(unaudited)
				----------	-----------

Advance to consultants		$	 -   	$    21,159
Prepaid rental expenses		       498 	     12,661
Prepaid office expenses		    12,368 	      1,197
				----------	-----------
       Total			$   12,866 	$    35,017
				==========	===========


NOTE 7- PROPERTY, PLANT AND EQUIPMENT

DEPRECIATION EXPENSE CHARGED TO OPERATIONS WAS $37,885 AND $29,961 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007, RESPECTIVELY.



					September 30,	December 31,
					2007		2007
					(unaudited)
					------------	-----------
Building and warehouses			$    128,444 	$   120,382
Machinery and equipment			      20,224 	      5,409
Office equipment and furniture		      56,884 	     49,743
Motor vehicles				     156,964 	    147,113
					------------	-----------
					     362,516 	    322,647

Less: Accumulated depreciation		    (107,754)	    (64,743)
					------------	-----------
					     254,762 	    257,904

Add: Construction in progress		     137,991 	     38,966

     Total				$    392,753 	$   296,870
					============	===========



NOTE 8- LAND USE RIGHT

The following is a summary of land use right, less amortization:


					September 30,	December 31,
					2007		2007
					(unaudited)
					------------	-----------
Land use right				$     66,033 	$    60,796
Less: Amortization			      (8,895)	     (7,425)
					------------	-----------
    Accounts  receivable, net		$     57,138 	$    53,371
					============	===========

AMORTIZATION EXPENSE CHARGED TO OPERATIONS WAS $953 AND $869 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007, RESPECTIVELY.



                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 9- ACCRUED EXPENSES

Accrued expenses consist of the following:

					September 30,	December 31,
					2007		2007
					(unaudited)
					------------	-----------
Accrued employee benefit and pension	$     31,080 	$    27,409
Accrued professional fees		      60,419 	     13,567
					------------	-----------
       Total				$     91,499 	$    40,976
					============	===========



NOTE 10- DUE FROM RELATED PARTIES

Due from related parties consists of the following:

					September 30,	December 31,
					2007		2007
Name of Related Party			(unaudited)
---------------------			------------	-----------
Shaanxi Xidenghui Shiye Co., Ltd.	$     33,434 	$    31,336
Shaanxi Changjiang Energy
	Development Co., Ltd.		     583,507 	    546,889
					------------	-----------
       Total				$    616,941 	$   578,225
					============	===========


NOTE 11- DUE TO RELATED PARTIES

Due to related parties consists of the following:


							September 30,	December 31,
Name of Related Party			Description	2007		2007
							(unaudited)
					-----------	------------	-----------
Shaanxi Baishui Dukang Wine Co., Ltd.	Affiliates	$      6,011 	$	  -
Shaanxi Dukang Group Co., Ltd.		Affiliates	      29,175 		  -
Mr. Hongjun Zhang			Director	     315,094 	    378,835
Ms. Ming Chen				Director	     519,542 	    555,299
Ms. Ping Li				Director	     660,361 	    618,920
Mr. Shengli Wang			Director	     833,350 	    781,053
Mr. Pingjun Nie				Director	     969,008 	    908,197
Mr. Hua Li				Director	     218,128 	    204,440
					-----------	------------	-----------
       Total						$  3,550,669 	$	  -
							============	===========

NOTE 12- INCOME TAX

ALL CHINESE ENTERPRISES ARE GOVERNED BY THE PRC INCOME TAX LAW AND VARIOUS LOCAL INCOME TAX LAWS, PURSUANT TO WHICH A COMPANY GENERALLY IS SUBJECT TO AN INCOME TAX AT AN EFFECTIVE RATE OF 33% (30% NATIONAL INCOME TAX AND 3% LOCAL INCOME TAX) ON INCOME AS REPORTED IN ITS STATUTORY FINANCIAL STATEMENTS AFTER APPROPRIATE TAX ADJUSTMENTS. BEGINNING FROM JANUARY 1, 2008, THE EFFECTIVE NATIONAL INCOME TAX RATE REDUCES TO 25%.

The provision for income taxes consisted of the following:

					For the Nine Months Ended
					       September 30,
					   2008		   2007
					----------	----------
Provision for PRC national income tax	$	 -   	$	 -
Provision for PRC local income tax		 -   		 -
					----------	----------
   Total provision for income taxes	$	 -   	$	 -
					==========	==========

The following table reconciles the PRC statutory rates to the Company's effective tax rate:

					For the Nine Months Ended
					       September 30,
					   2008		   2007
					----------	----------

PRC national income tax rate		0.00%		0.00%
PRC local income tax rate		0.00%		0.00%
					----------	----------
     Effective income tax rate		0.00%		0.00%
					==========	==========





                   ZHONGKE BIOTEC AGRICULTURE (USA) COMPANY
                               AND SUBSIDIARIES

                         (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 13- COMMITMENTS AND CONTINGENCIES

THE COMPANY'S ASSETS ARE LOCATED IN PRC AND REVENUES ARE DERIVED FROM OPERATIONS IN PRC.

IN TERMS OF INDUSTRY REGULATIONS AND POLICIES, THE ECONOMY OF PRC HAS BEEN TRANSITIONING FROM A PLANNED ECONOMY TO MARKET ORIENTED ECONOMY. ALTHOUGH IN RECENT YEARS THE CHINESE GOVERNMENT HAS IMPLEMENTED MEASURES EMPHASIZING THE UTILIZATION OF MARKET FORCES FOR ECONOMIC REFORMS, THE REDUCTION OF STATE OWNERSHIP OF PRODUCTIVE ASSETS AND THE ESTABLISHMENT OF SOUND CORPORATE GOVERNANCE IN BUSINESS ENTERPRISES, A SUBSTANTIAL PORTION OF PRODUCTIVE ASSETS IN PRC ARE STILL OWNED BY THE CHINESE GOVERNMENT. FOR EXAMPLE, ALL LANDS ARE STATE OWNED AND ARE LEASED TO BUSINESS ENTITIES OR INDIVIDUALS THROUGH GOVERNMENTAL GRANTING OF LAND USE RIGHTS. THE CHINESE GOVERNMENT ALSO EXERCISES SIGNIFICANT CONTROL OVER PRC'S ECONOMIC GROWTH THROUGH THE ALLOCATION OF
RESOURCES AND PROVIDING PREFERENTIAL TREATMENT TO PARTICULAR INDUSTRIES OR COMPANIES. UNCERTAINTIES MAY ARISE WITH CHANGING OF GOVERNMENTAL POLICIES AND MEASURES.

THE COMPANY FACES A NUMBER OF RISKS AND CHALLENGES NOT TYPICALLY ASSOCIATED WITH COMPANIES IN NORTH AMERICA AND WESTERN EUROPE, SINCE ITS ASSETS EXIST SOLELY IN THE PRC, AND ITS REVENUES ARE DERIVED FROM ITS OPERATIONS THEREIN. THE PRC IS A DEVELOPING COUNTRY WITH AN EARLY STAGE MARKET ECONOMIC SYSTEM, OVERSHADOWED BY THE STATE. ITS POLITICAL AND ECONOMIC SYSTEMS ARE VERY DIFFERENT FROM THE MORE DEVELOPED COUNTRIES AND ARE IN A STATE OF CHANGE. THE PRC ALSO FACES MANY SOCIAL, ECONOMIC AND POLITICAL CHALLENGES THAT MAY PRODUCE MAJOR SHOCKS AND INSTABILITIES AND EVEN CRISES, IN BOTH ITS DOMESTIC ARENA AND IN ITS RELATIONSHIPS WITH OTHER COUNTRIES, INCLUDING THE UNITED STATES. SUCH SHOCKS, INSTABILITIES AND CRISES MAY IN TURN SIGNIFICANTLY AND NEGATIVELY AFFECT THE COMPANY'S PERFORMANCE.





                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL ISSUES.
     There have not been any disagreements with the auditor on any audit or accounting issues.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

     In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration Fees*             $     30
Federal Taxes                         -
State Taxes                           -
Legal Fees and Expenses          25,000
Transfer Agent and Printing      10,000
Accounting Fees and Expenses     47,000
Miscellaneous (1)                 7,500
			       --------
Total                          $ 89,530
			       --------


* Estimated Figures
(1) Includes costs for Edgar filings and all other costs anticipated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In July, 2008, we agreed to issue 850,000 shares of restricted common stock to five non-US persons for consulting services. We also issued 150,000 shares to our securities counsel, Charles Barkley. Since this issuance happened before reverse merge, the transaction has no affect on the financial statements presented.

On August 15, 2008 we issued 85 Million shares to Success Mater, a Hong Kong company. Success Mater thereafter distributed the shares to their shareholders, all of whom are non-U. S. persons.
     The shares of common stock were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act, Regulation S and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the -non-US persons was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was a non- "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.






ITEM 27. EXHIBITS.

     The following is a list of Exhibits filed as part of this registration statement:


EXHIBIT NO.   	  DESCRIPTION OF EXHIBIT
-----------       ----------------------

3.1               Articles of Incorporation

3.2               Bylaws

4.1               Form of Stock Certificate


5.1               Legal Opinion*


14.1              Code of Ethics

23.1              Consent of Charles Barkley, Attorney (Included in exhibit 5)

23.2              Consent of Keith K. Zhen, CPA *


----


   -  Filed herewith

ITEM 28. UNDERTAKINGS.

     (a)   The undersigned small business issuer hereby undertakes to:

     (1) File, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

             (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

             (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     (c) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Xian, Shaanxi Province, PRC on February 5, 2000.

                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.



/s/ Chen Min
------------
By: Chen Min
Title: CEO, Director





                    ZHONGKE BIOTEC AGRICULTURE (USA), INC.




/s/ Qiang Juzhen
----------------
By: Qiang Juzhen
Title: Chief Financial Officer, Director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.



                    /s/ Chen Min
                    ------------
                    By: Chen Min
                    Title: CEO, Director


                    /s/ Qiang Juzhen
		    ----------------
                    By: Qiang Juzhen
                    Title: Chief Financial Officer, Director


Date: February 10, 2008